                                                                   EXHIBIT 10.53


                      DATED THIS 24TH DAY OF JANUARY 1996
                      -----------------------------------


                            MICROPOLIS CORPORATION



                                      and



                             ST CHATSWORTH PTE LTD



                       ********************************


                           ASSET PURCHASE AGREEMENT


                       ********************************





                                 BIH LI & LEE
                            Advocates & Solicitors
                               79 Robinson Road
                              #24-01 CPF Building
                               Singapore 068897

                                C O N T E N T S
                                ---------------

SECTION   HEADING                                                           PAGE
-------   -------                                                           ----
1.        AGREEMENT TO BUY AND SELL ASSETS                                   1

          1.1    Purchase of Assets by ST                                    1
          1.2    Option over Purchased Companies                             5
          1.3    Option over US Real Property                                6
          1.4    Excluded Assets                                             6
          1.5    Assumption of Certain Obligations by ST                     6
          1.6    Excluded Liabilities                                        7
          1.7    Discharge of Excluded Liabilities                           9

2.        CLOSING AND PAYMENT OF THE PURCHASE PRICE                          9

          2.1    Closing                                                     9
          2.2    Purchase Price                                              9
          2.3    Payment of Initial Payment                                  10
          2.4    Payment of Second Payment                                   11
          2.5    Payment of Final Payment                                    11
          2.6    Allocation of Purchase Price                                11
          2.7    Transfer of Acquired Assets                                 12
          2.8    Transfer by Delivery                                        12
          2.9    Operative Agreements                                        12
          2.10   Closing in relation to Sale of Shares
                  in Micropolis Thailand                                     13
          2.11   Closing in relation to Sale of Shares
                  in the Purchased Companies                                 14
          2.12   Prorations                                                  15

3.        DETERMINATION OF NET WORTH
           AND CLOSING DATE BALANCE SHEET                                    15

          3.1    Determination of Preliminary Closing
                  Date Balance Sheet                                         15
          3.2    Supply of Information and Documents                         15
          3.3    Confirmation of Disk Drive Final Net Worth                  16
          3.4    Definition of Closing Date Balance Sheet                    17
          3.5    Application of Accounting Principles                        17

4.        REPRESENTATIONS AND WARRANTIES OF MCUS                             17

          4.1    Information and Corporate Capacity                          18
                 (A)    Information                                          18
                 (B)    Organisation and Qualification
                         of MC                                               18

                                C O N T E N T S
                                ---------------

SECTION   HEADING                                                           PAGE
-------   -------                                                           ----
                 (C)    Authority of MCUS                                    18
                 (D)    Assets                                               19

          4.2    Real Property                                               20
                 (A)    Environmental Matters                                20
                 (B)    Violation of Applicable Laws                         22
                 (C)    Title                                                23
                 (D)    Planning                                             24
                 (E)    State and Condition of the Real Property             25
                 (F)    Leasehold Properties                                 25

          4.3    General Environmental Matters                               26
          4.4    Conduct of the Business                                     27
          4.5    Permits and Licences                                        27
          4.6    Financial Statements and Undisclosed Liabilities            27
          4.7    Compliance with Laws                                        28
          4.8    Patents and Patent Applications                             28
          4.9    Insolvency                                                  29
          4.10   Affiliate Transactions                                      30
          4.11   Litigation                                                  30
          4.12   Absence of Changes                                          31
          4.13   Employee Benefit Plans                                      32
          4.14   Governmental and Other Approvals                            33
          4.15   Brokerage                                                   33
          4.16   Labour Relations                                            33

          4.17   Warranties in Respect of Micropolis Thailand                33
                 (A)    Debts to, contracts with,
                         connected persons                                   34
                 (B)    Accounts receivable                                  34
                 (C)    Insurance                                            35
                 (D)    Title to assets                                      35
                 (E)    Books and records                                    35
                 (F)    Options on capital                                   36
                 (G)    Subsidiaries and associated companies                36
                 (H)    Statutory and other requirements,
                         consents and licenses                               36
                 (I)    The Audited Accounts                                 37
                 (J)    Taxation                                             38
                 (K)    Contributions                                        39
                 (L)    Tax returns                                          39

                                C O N T E N T S
                                ---------------

SECTION   HEADING                                                           PAGE
-------   -------                                                           ----
          4.18   Warranties in Respect of Purchased Companies                40
          4.19   Trade Payables                                              40
          4.20   Disclosure                                                  41

5.        REPRESENTATIONS AND WARRANTIES OF ST                               41

          5.1    Organisation and Qualification of ST                        41
          5.2    Authority                                                   41

6.        COVENANTS OF MCUS PRIOR TO CLOSING                                 42

          6.1    Restrictions                                                42
          6.2    Matters Pending Closing                                     43
          6.3    Notice of Breach                                            45
          6.4    Access                                                      45
          6.5    Authorisation from Others                                   45
          6.6    HSR Filings                                                 46
          6.7    Consummation of Agreement                                   46
          6.8    Relationships with Customers and Suppliers                  47
          6.9    Defective Disk Drives                                       47
          6.10   Stock Verification                                          47
          6.11   Inventory for System Business                               47
          6.12   Balance Sheet For Disk Drive Business                       47
          6.13   Financial Statement of Disk Drive Business                  47
          6.14   List of Acquired Assets                                     48
          6.15   Accounts of Purchased Companies                             48
          6.16   Inventory for Evaluation                                    48
          6.17   Purchase of Issued Share Capital                            48

7.        COVENANTS OF ST CHATSWORTH                                         48

          7.1    Regulatory and Other Approvals                              48
          7.2    HSR Filings                                                 49
          7.3    Maintenance of Goodwill                                     49

8.        CONDITIONS PRECEDENT TO THE OBLIGATIONS
           OF ST CHATSWORTH TO CLOSE                                         50

          8.1    Representations and Warranties                              50
          8.2    Performance of Covenants                                    50
          8.3    Orders and Laws                                             50
          8.4    Regulatory Consents and Approvals                           51

                                C O N T E N T S
                                ---------------

SECTION   HEADING                                                           PAGE
-------   -------                                                           ----
          8.5    Delivery of Certificates and Documents to
                  ST Chatsworth                                              51
          8.6    Exon-Florio Amendment                                       51
          8.7    Pledge                                                      51
          8.8    Damage or Destruction                                       52
          8.9    Title Insurance                                             52
          8.10   Completion of Due Diligence                                 52
          8.11   Approval of Board of Directors                              52

9.        CONDITIONS PRECEDENT TO OBLIGATIONS OF MCUS TO
           CLOSE                                                             53

          9.1    Approval of Board of Directors                              53
          9.2    Approval of MCUS Stockholders                               53
          9.3    Delivery of Certificates and Documents to
                  MCUS                                                       53
          9.4    Exon-Florio Amendment                                       53
          9.5    Orders and Laws                                             53
          9.6    Regulatory Consents and Approvals                           54

10.       CERTAIN RIGHTS AND OBLIGATIONS SUBSEQUENT TO
           CLOSING                                                           54

          10.1   Survival of Representations, Warranties,
                  Agreements, Covenants and Obligations                      54
          10.2   Further Assurances                                          54
          10.3   Publicity and Disclosures                                   54
          10.4   Further Co-operation of the Parties                         55
          10.5   Consents of Third Parties                                   55
          10.6   Mail Received after Closing                                 55
          10.7   Employment of Business Employees by ST                      56
          10.8   Accounts Receivable                                         57
          10.9   Transfer Tax Liabilities                                    57
          10.10  Provisions in Relation to the name
                  "Micropolis"                                               58
          10.11  Warranty Servicing                                          58
          10.12  Inventory Sent for Evaluation                               59
          10.13  AMK Leasehold                                               59

                                C O N T E N T S
                                ---------------

SECTION   HEADING                                                           PAGE
-------   -------                                                           ----
11.       INDEMNIFICATION                                                    59

          11.1   General Indemnification by MCUS                             59
          11.2   Environmental Indemnification by MCUS                       60
          11.3   Notice and Defence of Claim                                 61
          11.4   No Tax Effect: Insurance                                    62

12.       TERMINATION OF AGREEMENT                                           63

          12.1   Termination                                                 63
          12.2   Effects of Termination                                      63
          12.3   Right to Proceed                                            63

13.       MCUS's NON-COMPETITION COVENANTS                                   64

          13.1   Non-Competition of MCUS                                     64
          13.2   Injunctive Relief                                           65
          13.3   Enforcement                                                 65

14.       NON-DISCLOSURE COVENANTS                                           65

          14.1   Non-Disclosure of Information by MCUS                       65
          14.2   Definition of Confidential Information                      65
          14.3   Injunctive Relief                                           66

15.       MISCELLANEOUS                                                      66

          15.1   Expenses                                                    66
          15.2   Notices                                                     66
          15.3   Waiver                                                      67
          15.4   Bulk Sales Act                                              67
          15.5   Section Headings                                            68
          15.6   Exhibits and Schedules                                      68
          15.7   Severability                                                68
          15.8   Entire Understanding                                        68
          15.9   Binding Effect                                              68
          15.10  Governing Law                                               68
          15.11  Choice of Forum and Consent to Jurisdiction                 69
          15.12  Assignability                                               69
          15.13  Counterparts: Delivery by Facsimile                         69
          15.14  Certain Definitions                                         69
          15.15  No Rights to Third Parties                                  72
          15.16  Pronouns and Plurals                                        72

                                C O N T E N T S
                                ---------------

SECTION   HEADING                                                           PAGE
-------   -------                                                           ----
          Schedule 1                                                         73

          Schedule 2                                                         74

          Schedule 3                                                         75

          Schedule 4                                                         76

          Schedule 5                                                         77

          Schedule 6                                                         82

          Schedule 7                                                         83

          Schedule 8                                                         84

                           ASSET PURCHASE AGREEMENT
                           ------------------------


     THIS ASSET PURCHASE AGREEMENT (the "Agreement") entered into this 24th day
                                         ---------
of January 1996, by and between:-

(1) MICROPOLIS CORPORATION, of 21211 Nordhoff St., Chatsworth, CA 91311, United States of America (hereinafter called "MCUS"); and
                                                     ----
(2) ST CHATSWORTH PTE LTD of 83 Science Park Drive, #01-01/02 The Curie, Singapore Science Park, Singapore 118258 (hereinafter called
       "ST Chatsworth").
        -------------

       WITNESSETH:-

       WHEREAS, ST Chatsworth desires to purchase or cause one or more of its affiliated corporations to purchase the business and certain assets of the disk drive business of MCUS including the business and the assets used in the development, manufacturing, sales marketing and distribution of disk drives as carried on by MCUS and its affiliates (each such affiliate is hereinafter referred to as a "MC Affiliate") (MCUS and each such MC Affiliate are sometimes
                  ------------
hereinafter referred to individually and collectively as "MC") excluding the
                                                          --
business and assets associated with the systems business (the "Disk Drive
                                                               ----------
Business");
--------

       WHEREAS, ST Chatsworth intends to assign all or a portion of its rights and obligations under this Agreement to one or more of its affiliates (each such affiliate to which any such rights and obligations are assigned is hereinafter referred to as a "ST Affiliate") (ST Chatsworth and each such ST Affiliate are
                  ------------
sometimes hereinafter referred to individually and collectively as "ST"); and
                                                                    --

       WHEREAS, MC desires to sell and cause the MC Affiliates to sell to ST the business and certain assets of the Disk Drive Business.

       NOW, THEREFORE, in consideration of the representations and warranties, covenants and agreements hereinafter made, the parties hereto do hereby agree as hereinafter set forth, and each of ST Chatsworth and MCUS hereby agrees to cause the ST Affiliates and the MC Affiliates respectively to perform their respective obligations pursuant to this Agreement.

1.     AGREEMENT TO BUY AND SELL ASSETS
       --------------------------------

1.1    Purchase of Assets by ST
       ------------------------

       At the Closing (as defined in Section 2.1), on the terms and subject to the conditions set forth in this Agreement, MCUS shall and shall procure the MC Affiliates to sell, convey, transfer, assign and deliver to ST, and ST shall purchase and acquire from MC, free and clear of all Liens (as defined in

       Section 15.14) all of MC's right, title and interest in and to the following assets, properties and business of the Disk Drive Business as the same may exist on the Closing Date (as defined in Section 2.1), whether or not in the possession or control of MC:-

       (a) (in the event ST Chatsworth exercises the option pursuant to Section 1.3) the real property and all buildings and improvements located thereon owned by MCUS and located in Chatsworth, California, United States of America and more fully described in Schedule 1 of the
                                                          -----------------
            Disclosure Schedule annexed hereto (the "Disclosure Schedule")
            -------------------                      -------------------
            (which real property, together with all buildings, structures and improvements thereon and all rights, easements and appurtenances pertaining thereto are referred to as the "US Real Property");
                                                       ----------------

       (b) (in the event ST Chatsworth exercises the option pursuant to Section 1.3) the leasehold interest and all buildings and improvements located thereon leased by MCUS from Northpark Industrial and more fully described in Schedule 2 of the Disclosure Schedule together
                               -------------------------------------
            with all buildings, structures and improvements thereon and all rights, easements and appurtenances pertaining thereto and together with any options to purchase the underlying property and leasehold improvements thereon, and all other rights, subleases, licences, permits, deposits and profits appurtenant to or related to the lease (the "US Leasehold");
                  ------------

       (c) an irrevocable licence to use, to the exclusion of Micropolis Singapore (as defined in Section 15.14), the leasehold interest and all buildings and improvements located thereon leased by Micropolis Singapore from Technology Parks Private Limited and more fully described in Schedule 3 of the Disclosure Schedule subject to
                         -------------------------------------
            Section 10.13 for the remaining of the leasehold interest (the "AMK
                                                                            ---
            Leasehold");
            ---------

       (d) the leasehold interest and all buildings and Improvements located thereon leased by Micropolis Singapore from Jurong Town Corporation and more fully described in Schedule 4 of the Disclosure Schedule
                                        -------------------------------------
            (the "SN Leasehold"),
                  ------------

            (the SN Leasehold together with all buildings, structures and improvements thereon and all rights, easements and appurtenances pertaining thereto and together with any options to purchase the underlying property and leasehold improvements thereon, and all other rights, subleases, licences, permits, deposits and profits appurtenant to or related to the lease and the AMK leasehold are referred to as the "Singapore Leasehold");
                                -------------------

       (e) the total issued share capital of Micropolis Thailand (as defined in Section 15.14);

       (f) (at the election of ST Chatsworth pursuant to Section 1.2) the total issued share capital of each or any of the Purchased Companies (as defined in Section 15.14);

       (g) the machinery, plant and equipment, office furniture, fixtures, vehicles and trailers and other tangible personal property (other than inventory) held for use in the conduct of the Disk Drive Business at the locations at which the Disk Drive Business is conducted or at customers' premises on consignment of MC used or useful in the Disk Drive Business (the "Machinery and Equipment")
                                                    -----------------------
            including, without limitation, the foregoing purchased subject to any conditional sales or title retention agreement in favour of any other person other than items disposed of between the date hereof and the Closing Date in the ordinary course of business consistent with past practice and on an arm's length basis;

       (h) the corporate assets of MCUS located in Chatsworth, California, United States of America, used in the conduct of the Disk Drive Business including the MIS computer software and other related equipment (the "Corporate Assets");
                            -----------------

       (i) subject to Section 6.11, the finished goods inventory related to the Disk Drive Business of MC, the raw materials, supplies, work-in-progress on hand at MC's facilities at which the Disk Drive Business is conducted which are used solely in the Disk Drive Business (the "Inventory");
             ---------

       (j) the sundry assets and all notes and other evidence of such indebtedness occurring in the conduct of or related to the Disk Drive Business (collectively the "Sundry Assets");
                                              -------------

       (k) all, but not less than all of the customer lists and related data, lists of suppliers, sales reports, cost sheets, bills of material, inventions, technical information, engineering data, production data, manufacturing process and process control data, blueprints and specifications, drawings, formulae, laboratory notebooks, all data regarding product development, processes, trade secrets, know-how and the Confidential Information (as defined in Section 14.2), and all files, financial and business information and records of MC relating to the Disk Drive Business, all of which shall be in machine readable form to the extent available; provided, that if any of the foregoing do not relate exclusively to the Disk Drive Business, MC shall deliver to ST extracts of the foregoing which relate to the Disk Drive Business provided that (except in relation to Micropolis Thailand and each or any of the Purchased Companies where ST Chatsworth has elected to purchase the issued share capital) MC shall be entitled to retain the original copies of financial and business information and records which are required for the filing of tax returns;

       (l) all, but not less than all, patents, trademarks, trade names, service marks, brand names, business and product names, logos, copyrights and applications for any of the foregoing of MC, relating to or used in the conduct of the Disk Drive Business and including MC's rights, title and interest including goodwill to the word and name "Micropolis";

       (m) subject to Section 10.5 all right, title and interest of MC in and to:-

            (i)    the leases for real property (collectively the "Real Property
                                                                   -------------
                   Leases") together with any options to purchase the underlying
                   ------
                   property and leasehold improvements thereon, and in each case all other rights, subleases, licences, permits, deposits and profits appurtenant to or related to such leases and subleases of MC listed in Schedule 5 of the Disclosure
                                             ----------------------------
                   Schedule;
                   --------

            (ii) the leases or subleases of tangible personal property described in Schedule 6 of the Disclosure Schedule as to
                                -------------------------------------
                   which MC is the lessor or sublessor and the leases of tangible personal property described in Schedule 6 of the
                                                           -----------------
                   Disclosure Schedule as to which MC is the lessee or
                   -------------------
                   sublessee, together with any options to purchase the underlying property;

            (iii) all purchase orders given by MC in the ordinary course of business consistent with past practice for the purchase of products, materials, supplies, parts and other items related to the Disk Drive Business;

            (iv) all purchase orders related to the Disk Drive Business submitted to MC by customers of MC in the ordinary course of business and consistent with past practice with respect to which MC has not received full payment thereon on or prior to the Closing Date; and

            (v) all contracts to which MC is a party and which are utilized in the conduct of the Disk Drive Business, including without limitation contracts relating to suppliers, sales representatives, distributors, purchase orders, marketing arrangements and manufacturing arrangements listed in
                   Schedule 7 of the Disclosure Schedule,
                   -------------------------------------

            (all of such leases, contracts, purchase orders and sales commitments specified in this Section 1.1(m) are hereinafter referred to as the "Assumed Contracts");
                                -----------------

       (n) all government licences and permits of MC necessary to the conduct of the Disk Drive Business which are transferable to the extent permitted under applicable law;

       (o) all prepaid expenses and other assets of MC related to the Disk Drive Business;

       (p) any security deposits deposited by or on behalf of MC as lessee or sublessee under the Real Property Leases and the SN Leasehold;

       (q)  the goodwill of MC related to the Disk Drive Business;

       (r) subject to Section 10.5, all manufacturers', vendors' and suppliers' warranties in respect of any asset of the Acquired Assets (as hereinafter defined);

       (s) subject to Section 10.5, all rights, contractual or otherwise, in favour of MC regarding Confidential Information related to the Disk Drive Business;

       (t) all books and records used or held for use in the conduct of the Disk Drive Business or otherwise relating to the Acquired Assets (except in relation to Micropolis Thailand and the Purchased Companies where ST has elected to purchase the issued share capital) other than the minute books, stock transfer books and corporate seal of MC; and

       (u) all other assets and properties of MC used or held for use in connection with the Disk Drive Business except as otherwise provided in Section 1.4.

       Provided that in the case where the assets described above are owned by, belonging to or to be sold by the Purchased Companies, such assets shall only be included in the sale and purchase if ST Chatsworth makes the election pursuant to Section 1.2 to purchase these assets.

       All of the assets of MC described above to be acquired by ST are hereinafter collectively referred to as the "Acquired Assets."
                                                    ---------------

1.2    Option Over Purchased Companies
       -------------------------------

       MC irrevocably grant to ST Chatsworth or a ST Affiliate nominated by ST Chatsworth an option to be exercised in its absolute discretion in relation to each of the Purchased Companies to either:-

       (i) purchase the assets set out in Section 1.1 owned by, belonging to or to be sold by that Purchased Company; or

       (ii) purchase the total issued share capital of that Purchased Company.

       The option shall be exercised no later than the date falling 30 days prior to the Closing Date, by ST Chatsworth giving written notice to MCUS of the exercise of the option under this Section 1.2.

1.3    Option Over US Real Property
       ----------------------------

       MCUS irrevocably grants to ST Chatsworth or a ST Affiliate nominated by ST Chatsworth an option to purchase the US Real Property and/or the US Leasehold.

       The option may be exercised no later than the date falling 30 days prior to the Closing Date by ST Chatsworth giving written notice to MCUS of the exercise of the option.

1.4    Excluded Assets
       ---------------

       Notwithstanding anything in Section 1.1 to the contrary, the following shall be specifically excluded from the Acquired Assets:-

       (a) cash, commercial paper, certificates of deposit and other bank deposits, treasury bills and other cash equivalents;

       (b) life insurance policies of officers and other employees of MC and all other insurance policies relating to the operation of the Disk Drive Business;

       (c) all refunds or credits, if any, of Taxes (as defined in Section 15.14) due to or from MC which cannot be assigned by law;

       (d) any rights (including indemnification) and claims and recoveries under litigation of MC against third parties arising out of or relating to events prior to the Closing Date;

       (e) the rights of MC in, to and under all contracts of any nature, the obligations of MC under which expressly are not assumed by ST pursuant to Section 1.6;

       (f)  the assets and properties of Tulip Memory System Inc; and

       (g) except as provided in Section 1.1(j) in relation to the Sundry Assets, the accounts receivable related to the Disk Drive Business of MC.

1.5    Assumption of Certain Obligations by ST
       ---------------------------------------

       In addition to the contractual obligations of ST under this Agreement on and as of the Closing Date, ST shall assume and pay, perform or discharge when due the following obligations (collectively, the "Assumed
                                                              -------
       Liabilities"):-
       -----------

       (a) the liabilities as of the (Closing Date under the Assumed Contracts except for any liability under any of the Assumed Contracts arising out of MC's failure to perform its obligations thereunder to the extent such performance is due on or prior to the Closing Date;

       (b) the liabilities as of the Closing Date of Micropolis Limited (as defined in Section 15.14) under the contract in relation to the design, construction and completion of a proposed 4/part 5-storey factory building on Plot A14269 Mukim 18, Singapore, dated 20 June 1994 between Micropolis Limited, CDC-Construction & Development Pte Ltd and Design Team Pte Ltd;

       (c) the liabilities as of the Closing Date of Micropolis Limited under the contract in relation to the design, supply, installation and commissioning into operation of a cleanroom dated 12 September 1995 between Takasago Thermal Engineering Co. Ltd and Micropolis Limited;

       (d) the liabilities as of the Closing Date of Micropolis Limited under the Loan Agreement dated 8 September 1995 between Micropolis Limited and ST Capital Limited;

       (e) the liabilities as of the Closing Date of Micropolis Limited to Garytech Engineering & Trading pursuant to the letter dated 13 November 1995;

       (f) trade payables occurring in the conduct of or related to the Disk Drive Business not paid prior to the Closing Date (collectively the "Trade Payables");
             --------------

       (g)  the warranty claims reserve amounting to US$8,000,000; and

       (h) any benefits relating to the employment of the Transferred Employees (as defined in Section 10.7) which are imposed or required by statutory provisions of the relevant country where the Transferred Employees are employed but only to the extent reflected dollar for dollar on the Closing Date Balance Sheet (as defined in Section 3.4).

1.6    Excluded Liabilities
       --------------------

       With the exception of the Assumed Liabilities, ST assumes no liabilities or other obligations, commercial or otherwise, of MC, known or unknown, fixed or contingent, choate or inchoate, liquidated or unliquidated, secured or unsecured or otherwise (the "Excluded Liabilities"). Without
                                               --------------------
       in any way limiting the generality of the foregoing, ST shall not assume any obligation or liability to any person with respect to the following:-

       (a) any liability of MC for Taxes other than Transfer Tax Liabilities (as set out in Section 10.9);

       (b) except as provided in Section 10.11, any liability for defects, returns or allowances, losses, personal injury, property damage or other damages of any kind whatsoever, whether suffered or incurred by a customer of MC or a customer of ST or any other person, arising out of products manufactured or sold by MC or services performed by MC on or prior to the Closing Date, whether the occurrence giving rise to such liability occurs before or after the Closing Date, whether the claim is asserted before or after the Closing Date;

       (c) except as provided in Section 1.5(h), any responsibility, liability or obligation (whether contractual, statutory or otherwise) with respect to salary, wages, sick pay, vacation pay, severance pay, redundancy pay, savings plans, deferred compensation, MC's pension, profit-sharing, retirement and other fringe benefit plans, or other obligations (whether contractual, governmentally mandated or otherwise) for the benefit of any employees of MC (including the Transferred Employees) including accounts payable and accrued payroll and pension benefits accrued (vested or unvested), or arising out of their employment through the Closing Date and/or their termination of employment by MC upon the consummation of the transactions contemplated hereby;

       (d) any liability with respect to the environmental condition of the Real Property (as defined in Section 4.2(A)(a)) or the clean-up thereof including, without limitation, the clean-up of any Hazardous Materials (as defined in Section 4.2(A)(d)) either on the Real Property or originating on the Real Property;

       (e) any liability resulting from the failure of MC to comply with the requirements of all applicable building, fire, zoning and Environmental Laws (as defined in Section 4.2(A)(c)), laws relating to occupational health and safety, anti-trust laws, and other laws (foreign or domestic) applicable to MC or the conduct of their business as previously or currently in effect;

       (f) any liability under any Assumed Contract to the extent such liability arises out of MC's failure to perform its obligations thereunder on or prior to the Closing Date;

       (g)  any liability of MC arising out of indebtedness for borrowed money;

       (h) any obligation or liability under MC's employee health and dental plans arising out of or relating to, medical or dental services provided or rendered to employees on or before the Closing Date;

       (i) any obligation of MC due and payable under non-competition covenants or consulting agreements or the like;

       (j) any liability arising from or related to tort claims or any penalties or fines, whether criminal or civil, assessed against MC; and

       (k) the liability to reinstate the premises in relation to the AMK Leasehold.

1.7    Discharge of Excluded Liabilities
       ---------------------------------

       MCUS shall and shall procure the MC Affiliates to discharge in a timely manner or shall make adequate provision for all of the Excluded Liabilities, provided that MC shall have the ability to contest, in good faith, any such claim of liability asserted in respect thereof by any person other than ST and ST Affiliates.

2.     CLOSING AND PAYMENT OF THE PURCHASE PRICE
       -----------------------------------------

2.1    Closing
       -------

       The closing of the transactions contemplated hereby (the "Closing") shall
                                                                 -------
       be held at the offices of Messrs Bih Li & Lee, Singapore counsel to ST Chatsworth at 4.00 p.m. on 29 March 1996 or at such other time, date or place as MCUS and ST Chatsworth shall mutually agree (the "Closing
                                                                  -------
       Date").
       ----

2.2    Purchase Price
       --------------

       The aggregate consideration to be paid by ST to MCUS for the Acquired Assets and the non-competition covenant set forth in Section 13 (the "Purchase Price") shall be the amount equal to the Disk Drive Final Net
        --------------
       Worth.  For the purpose hereof, the term "Disk Drive Final Net Worth"
                                                 --------------------------
       shall be the result of the following amounts:-

       (a) the purchase price of the goodwill of MC related to the Disk Drive Business and the name "Micropolis" which shall be US$7,000,000;

       (b) the purchase price of the following which shall be the net book value as of the Closing Date as reflected in the Closing Date Balance Sheet:-

            (i)    the Inventory and the Machinery and Equipment;

            (ii)   the SN Leasehold;

            (iii)  the Real Property Leases;

            (iv)   if applicable, the US Real Property; and

            (v)    the Sundry Assets;

       (c) the purchase price of the total issued share capital of Micropolis Thailand which shall be the net book value as of the Closing Date but excluding goodwill, if any, as reflected in the Closing Date Balance Sheet except that the land (excluding the building and the improvements) of Micropolis Thailand located at 733/1-8 Phaholyothin Road, Lumlookkar Pathumthani (the "Thai Land") shall be deemed to
                                               ---------
            have a value of US$2,000,000;

       (d) if applicable, the purchase price of the total issued share capital of each of the Purchased Companies which shall be the net book value as of the Closing Date but excluding goodwill, if any, as reflected in the Closing Date Balance Sheet; and

       (e) the purchase price of the Corporate Assets which shall be the fair market value, to be determined by an appraiser of international repute to be agreed between ST Chatsworth and MCUS;

       minus
       -----

       (a) the amount of the net book value of the Assumed Liabilities other than the warranty claims reserve as of the Closing Date as reflected in the Closing Date Balance Sheet; and

       (b)  the warranty claims reserve of US$8,000,000,

       Provided that under no circumstances shall the Purchase Price exceed the mount equal to the Disk Drive Final Net Worth determined as of 29 December 1995 in accordance with the Financial Statements (as defined in Section 4.6) plus 10 per cent and if the Purchase Price exceeds the said amount, it shall be reduced by an amount equal to the difference.

       For the avoidance of doubt, no other payment will be made by ST for any other Acquired Assets.

       ST Chatsworth shall pay the Purchase Price in the manner hereinafter set forth by telegraphic transfer of immediately available funds to such account or accounts as may be specified by MCUS for such purpose.

2.3    Payment of Initial Payment
       --------------------------

       At the Closing, on the conveyance, transfer, assignment and delivery of the Acquired Assets, ST shall pay to MCUS for and on behalf of MC the initial payment (the "Initial Payment") which shall be an amount equal to
                             ---------------
       the result of the following amounts:-

       (a) 90 per cent of the net book value of the Acquired Assets other than the Inventory; and

       (b)  50 per cent of the net book value of the Inventory,

       minus
       -----

       (a) the amount of the net book value of the Assumed Liabilities other than the warranty claims reserve as of the Closing Date; and

       (b)  the warranty claims reserve of US$8,000,000.

       For the purpose of calculating the Initial Payment only, the net book value as aforesaid shall be as reflected in the Preliminary Closing Date Balance Sheet as defined in Section 3.1).

2.4    Payment of Second Payment
       -------------------------

       (a) In the event no ST Disapproval Notice (as defined in Section 3.3(a)) is given by ST Chatsworth within the 21-day period set forth in
            Section 3.3(a), within 3 days of the determination of the Closing Date Balance Sheet, ST Chatsworth shall pay to MCUS for and on behalf of MC, the balance of the Purchase Price, after subtracting five (5) per cent from the said balance.

       (b) In the event ST Chatsworth gives the ST Disapproval Notice to MCUS within the 21-day period set forth in Section 3.3(a), within 3 days of the delivery of the ST Disapproval Notice by ST Chatsworth to MCUS, ST Chatsworth shall pay to MCUS for and on behalf of MC, the balance of the Purchase Price in relation to the items not in dispute, after subtracting five (5) per cent from the said balance. The balance of the Purchase Price in relation to the disputed items, after subtracting five (5) per cent from the said balance shall be paid within 3 days of the resolution of the dispute in accordance with Section 3.3(a) or (b) as the case may be.

2.5    Payment of Final Payment
       ------------------------

       On or prior to the date falling 6 months from the Closing Date, ST shall pay to MCUS for and on behalf of MC, the remaining five (5) per cent of the Purchase Price, after deducting and netting-off any sums owing by MC or for which MC are liable to ST under this Agreement whether as a result of any claims for breach of warranty or otherwise.

2.6    Allocation of Purchase Price
       ----------------------------

       ST Chatsworth and MCUS shall negotiate in good faith prior to the Closing Date and determine the allocation of the consideration paid by ST Chatsworth for the Acquired Assets. ST and MC shall report the purchase and sale of the Acquired Assets in accordance with the allocation for all national, federal, state, provincial and local tax and other purposes.

2.7    Transfer of Acquired Assets
       ---------------------------

       At the Closing, MCUS shall or shall procure the appropriate MC Affiliate to deliver to ST Chatsworth or the appropriate ST Affiliate duly executed deeds, bills of sale, endorsements, assignments and other instruments of transfer and assignment of the Acquired Assets sufficient to vest in such party the interests in the Acquired Assets being conveyed in accordance with the terms of this Agreement in form and substance reasonably satisfactory to ST.

       In the event that local laws, custom and practice require that the transactions contemplated by this Agreement be the subject of an instrument or other agreement under applicable local law ("Local
                                                                  -----
       Agreement"), such Local Agreement shall be in form and substance
       ---------
       reasonably satisfactory to ST Chatsworth and MCUS, provided that such Local Agreement will give full force and effect to the provisions of this Agreement, and in the event of conflict, the terms of this Agreement shall prevail. (The deeds, bills of sale, endorsements, assignments, instruments and agreements and Local Agreements referred to in this
       Section 2.7 are hereinafter referred to collectively as the "Ancillary
                                                                    ---------
       Documents").
       ---------

2.8    Transfer by Delivery
       --------------------

       At the Closing or such other date and time thereafter as may reasonably be determined by ST, MCUS shall or shall procure the appropriate MC Affiliate to deliver to ST Chatsworth or the appropriate ST Affiliate:-

       (a) such of the Acquired Assets which are capable of transfer by delivery; and

       (b)  possession of the Real Property.

2.9    Operative Agreements
       --------------------

       At the Closing, each of ST Chatsworth and MCUS shall enter into or shall procure the relevant ST Affiliate or MC Affiliate as the case may be to enter into the following agreements:-

       (a) computer services agreement in relation to the use by MCUS (or such other person as ST Chatsworth and MCUS may agree) of the MIS computer system;

       (b) patent cross-licensing agreement whereby MCUS shall license to ST Chatsworth (or such other person as ST Chatsworth and MCUS may agree) the use of all its patents in relation to the system application business and ST Chatsworth shall license MCUS (or such other person as ST Chatsworth and MCUS may agree) the use of all the patents in relation to the Disk Drive Business to be sold and transferred herein; and

       (c) a distributorship agreement whereby MCUS shall appoint ST Chatsworth (or such other person as ST Chatsworth and MCUS may agree) to distribute its products in relation to the system business in Europe, for a period of 2 years.

2.10   Closing in Relation to Sale of Shares in Micropolis Thailand
       ------------------------------------------------------------

       (a)  At the Closing, MCUS shall deliver to ST Chatsworth:-

            (i) duly executed transfers in favour of ST Chatsworth or as it may direct accompanied by the relative share certificates in respect of the shares in Micropolis Thailand to be sold by MCUS to ST Chatsworth;

            (ii) the written resignations of all directors from their directorships in Micropolis Thailand to take effect as ST Chatsworth may determine with acknowledgements signed by each of them in the form required by ST Chatsworth to the effect that he has no claim against Micropolis Thailand for compensation for loss of office or otherwise howsoever;

            (iii) a certified copy of board resolutions of Micropolis Thailand in the form required by ST Chatsworth:-

                   (aa)  approving the registration of the said share transfers;

                   (bb) appointing such persons as ST Chatsworth may nominate as directors of Micropolis Thailand; and

                   (cc) revoking all existing authorities to bankers in respect of the operation of its bank accounts and giving authority in favour of such persons as ST Chatsworth may nominate to operate such accounts and appointing such persons as ST Chatsworth may nominate as the signatories of all the bank accounts of Micropolis Thailand; and

            (iv) MCUS shall deliver to ST Chatsworth a list of all Micropolis Thailand's bank accounts and banking facilities.

       (b) At the Closing, ST Chatsworth shall procure the discharge of all guarantees given by MCUS to secure the liabilities of Micropolis Thailand.

2.11   Closing in Relation to Sale of Shares in the Purchased Companies
       ----------------------------------------------------------------

       In the event ST Chatsworth elects to purchase the total issued share capital of each or any of the Purchased Companies pursuant to the option in Section 1.2, at the Closing:-

       (a)  MCUS shall deliver to ST Chatsworth:-

            (i) duly executed transfers in favour of ST Chatsworth or as it may direct accompanied by the relative share certificates or other analogous documents in respect of the shares in the Purchased Companies to be sold by MCUS to ST Chatsworth;

            (ii) the written resignations of all directors from their directorships in the relevant Purchased Companies to take effect as ST Chatsworth may determine with acknowledgements signed by each of them in the form required by ST Chatsworth to the effect that he has no claim against the relevant company for compensation for loss of office or otherwise howsoever;

            (iii) a certified copy of board resolutions of the Purchased Companies in the form required by ST Chatsworth:-

                   (aa)  approving the registration of the said share transfers;

                   (bb) appointing such persons as ST Chatsworth may nominate as directors of the relevant company; and

                   (cc) revoking all existing authorities to bankers in respect of the operation of its bank accounts and giving authority in favour of such persons as ST Chatsworth may nominate to operate such accounts and appointing such persons as ST Chatsworth may nominate as the signatories of all the bank accounts of the relevant company; and

            (iv) MCUS shall deliver to ST Chatsworth a list of the Purchased Companies' bank accounts and banking facilities.

       (b) At the Closing, ST Chatsworth shall procure the discharge of all guarantees issued by MCUS to secure the liabilities of the relevant Purchased Companies.

2.12   Prorations
       ----------

       The following prorations relating to the Acquired Assets and the ownership and operation of the Disk Drive Business will be made as of the Closing Date, with MC liable to the extent such items relate to any time period prior to the Closing Date and ST liable to the extent such items relate to periods beginning with and subsequent to the Closing Date:-

       (a)  real estate taxes on or with respect to the Acquired Assets;

       (b) rents, additional rents, taxes and other items payable by MC under the Real Property Leases and the AMK Leasehold so long as ST Chatsworth occupies and continues to occupy the AMK Leasehold;

       (c) the amount of rents, taxes and charges for sewer, water, telephone, electricity and other utilities relating to the Real Property and the Real Property Leases; and

       (d) all other items (excluding personal property taxes and other taxes) normally adjusted in connection with similar transactions.

       Except as otherwise agreed by the parties, the net amount or all such prorations will be settled and paid on the Closing Date. If the Closing shall occur before a real estate tax rate is fixed, the apportionment of taxes shall be based upon the tax rate for the preceding year applied to the latest assessed valuation.

3.     DETERMINATION OF NET WORTH AND CLOSING DATE BALANCE SHEET
       ---------------------------------------------------------

3.1    Determination of Preliminary Closing Date Balance Sheet
       -------------------------------------------------------

       MCUS shall prepare a combined balance sheet of the Disk Drive Business (the "Preliminary Closing Date Balance Sheet") as of the Closing Date
             --------------------------------------
       and shall deliver the Preliminary Closing Date Balance Sheet to ST Chatsworth or ST's Accountants as promptly as possible and in any event no later than the date falling 21 days after the Closing Date. The Preliminary Closing Date Balance Sheet shall be prepared in accordance with the generally accepted accounting principles applicable in the United States of America and applied on a consistent basis (collectively, the "Accounting Principles"). ST and ST's Accountants shall have the
            ---------------------
       obligation to participate in the physical inventory.

3.2    Supply of Information and Documents
       -----------------------------------

       (a) MCUS agrees to provide ST and ST's Accountants the opportunity to review the Preliminary Closing Date Balance Sheet delivered by MCUS and the underlying work papers with a view to confirming the Disk Drive Final Net Worth.

       (b) As promptly as possible and in any event no later than 28 days after the Closing Date, MCUS shall give or shall procure for ST's Accountants all such information and documentation relating to the Disk Drive Business as ST's Accountants shall require to enable them to confirm the Disk Drive Final Net Worth.

3.3    Confirmation of Disk Drive Final Net Worth
       ------------------------------------------

       (a) If ST Chatsworth notifies MCUS in writing of its disagreement with the Preliminary Closing Date Balance Sheet within 21 days after receipt thereof, specifying the nature of each disagreement and the basis therefor (the "ST Disapproval Notice"), then ST Chatsworth
                                 ---------------------
            and MCUS shall attempt to resolve their differences with respect thereto within fourteen (14) days after MCUS's receipt of the ST Disapproval Notice, in which case, the Preliminary Closing Date Balance Sheet, as amended to the extent necessary to reflect resolution of all such disagreements, shall be the Closing Date Balance Sheet (as hereinafter defined) and shall be conclusive and binding on ST and MC.

       (b) Any disputes not resolved by ST Chatsworth and MCUS within such 14 day period regarding the Preliminary Closing Date Balance Sheet shall be submitted by the parties promptly after the expiration of the applicable 14-day period to an internationally recognized accounting firm mutually acceptable to both parties, which firm shall not have had a material relationship with either ST Chatsworth or MCUS or any of their respective affiliates within the two years preceding the selection (the "Independent CPA"). Within thirty (30)
                                          ---------------
            days after its acceptance of its appointment as Independent CPA, the Independent CPA shall determine, based solely on presentations by ST Chatsworth and MCUS, and not by independent review, those items in dispute and shall render a written report as to the resolution of each dispute and the resulting calculation of the Closing Date Balance Sheet and the Disk Drive Final Net Worth. Materiality shall not be a basis for rejection of a disputed item in the calculation of the Disk Drive Final Net Worth. In resolving any disputed item, the Independent CPA may not assign a value to such item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The Independent CPA shall have exclusive jurisdiction over (and resort to the Independent CPA as provided in this Section 3.3) shall be the sole recourse and remedy of the parties against one another or any other person with respect to) any disputes (without prejudice to the parties' rights to claim a breach of any representation or warranty or to indemnification under Section 11 hereof) arising out of or relating to the Preliminary Closing Date Balance Sheet and the Closing Date Balance Sheet; and the Independent CPA's determination (without prejudice to the parties' rights to claim a breach of any representation or warranty or to indemnification under Section 11 hereof) shall be conclusive and binding on the parties and shall be enforceable in a court of law. In the event ST Chatsworth does not deliver the ST Disapproval Notice within 21 days from ST Chatsworth's receipt of the Preliminary Closing Date Balance Sheet, ST Chatsworth shall be deemed to have accepted MCUS's determination and the Preliminary Closing Date Balance Sheet shall be deemed to be the Closing Date Balance Sheet and shall be conclusive and binding (without prejudice to the parties' rights to claim a breach of any representation or warranty or to indemnification under Section 11 hereof) on ST Chatsworth and MCUS.

       (c) MCUS and ST Chatsworth shall bear the fees and expenses of their respective accountants and other representatives. The fees and expenses of the Independent CPA shall be borne equally by MCUS and ST Chatsworth.

3.4    Definition of Closing Date Balance Sheet
       ----------------------------------------

       As used herein, the term "Closing Date Balance Sheet" shall mean:-
                                 --------------------------

       (a) the Preliminary Closing Date Balance Sheet if no ST Disapproval Notice is given by ST Chatsworth within the 21-day period set forth in Section 3.3(a); or

       (b) if the ST Disapproval Notice is given in accordance with Section 3.3(a) and all of the disputed items are resolved by mutual agreement of the parties, the Preliminary Closing Date Balance Sheet, as amended, if necessary, to reflect such resolution of all disputes; or

       (c) if any or all of the disputed items are submitted to the Independent CPA for resolution, the Preliminary Closing Date Balance Sheet, as amended, if necessary, to reflect any resolution of any disputes by mutual agreement of the parties and the resolution of all other disputes by the Independent CPA.

3.5    Application of Accounting Principles
       ------------------------------------

       ST's Accountants in confirming the Disk Drive Final Net Worth shall apply the Accounting Principles.

4.     REPRESENTATIONS AND WARRANTIES OF MCUS
       --------------------------------------

       MCUS makes the following representations and warranties to each of ST Chatsworth and the ST Affiliates (with the intent that the provisions of this Section 4 shall continue to have full force and effect notwithstanding Closing):-

4.1    Information and Corporate Capacity
       ----------------------------------

       (A)  Information
            -----------

            All information in writing which has been given by or on behalf of MC or their agents to ST or their agents before and during the negotiations leading to this Agreement was, when given, and remains to the best of the knowledge of MC true, complete and accurate in all respects and not misleading and that after making all proper enquiries MC is not aware of any fact or matter, not in the public domain, in relation to the Disk Drive Business which would render any such information untrue, incomplete, inaccurate or misleading or might reasonably affect the willingness of ST to purchase the Disk Drive Business or the price at or the terms upon which the purchase is made.

       (B)  Organisation and Qualification of MC
            ------------------------------------

            Each of MCUS and the MC Affiliates is duly organised, validly existing and in good standing under the laws of the jurisdiction of its incorporation (except in the case where under the laws of a jurisdiction in which the concept of good standing is inapplicable, as to which no representation or warranty regarding good standing is made). Except for the approval by the shareholders of MCUS of the transactions contemplated hereby, which approval shall be obtained before the Closing, each of MCUS and the MC Affiliates has full corporate power and authority to enter into and perform the transactions contemplated by this Agreement.

       (C)  Authority of MCUS
            -----------------

            (i) This Agreement and each of the Ancillary Documents delivered or to be delivered by MCUS when executed and delivered in accordance with their respective terms will constitute the valid and binding obligations of each of MCUS and the MC Affiliates and shall be enforceable against it in accordance with their respective terms.

            (ii) The execution, delivery and performance of this Agreement and each of the Ancillary Documents delivered or to be delivered by MCUS have been, or when delivered will be, duly authorised by all necessary corporate action of MCUS.

            (iii) The execution, delivery and performance by MCUS of this Agreement or any Ancillary Documents does not and will not with the passage of time or the giving of notice or both:-

                   (aa) result in a breach of or constitute a default by MC or result in any right of termination or other effect adverse to MC under any agreement, lease or instrument pertaining to the Disk Drive Business to which MC is a party or by which any Acquired Asset is bound or affected or under any other agreement binding on MC the effect of which breach or default would hinder, delay, interfere with or prohibit the transactions contemplated by this Agreement;

                   (bb) result in a violation of any law, rule or regulation now in effect to which MC is subject, or any order, writ, judgement, injunction, decree, determination or award, now in effect which is applicable to MC; and

                   (cc) violate any provisions of the memorandum and articles of association or equivalent, or bylaws of MC, as amended.

       (D)  Assets
            ------

            (i) To the best of the knowledge of MCUS after making due and careful inquiries, the Machinery and Equipment conforms to all applicable laws, ordinances and regulations.

            (ii)   Except as listed in Schedule 8 of the Disclosure Schedule,
                                       -------------------------------------
                   MC have good and marketable title to the Acquired Assets, free and clear of all claims, liens, pledges, charges, mortgages, security interests, encumbrances, equities or other imperfections of title.

            (iii) To the best of the knowledge of MCUS after making due and careful inquiries, the inventories of MC are of a quality and quantity saleable or usable in the ordinary course of MC's business.

            (iv) All of the Acquired Assets are located on the premises owned or leased by MC or on consignment to its customers.

            (v) To the best of the knowledge of MCUS after making due and careful inquiries, the Acquired Assets comprise all assets now used in the Disk Drive Business and which are necessary for the continuation of the Disk Drive Business as now carried on.

            (vi)   The Machinery and Equipment:-

                   (aa) are in a proper state of repair and condition and satisfactory working order;

                   (bb)  have been regularly and properly maintained; and

                   (cc) are adequate for and not surplus to the requirements of the Disk Drive Business.

            (vii)  The Sundry Assets:-

                   (aa) arose from bona fide transactions in the ordinary course of business and are payable on ordinary trade terms;

                   (bb) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms;

                   (cc)  are not subject to any valid set-off or counterclaim;

                   (dd) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheet included in the annual financial statements; and

                   (ee) are not the subject of any actions or proceedings brought by or on behalf of MC.

4.2    Real Property
       -------------

       (A)  Environmental Matters
            ---------------------

            (i) The Real Property and the operations thereon and the uses made thereof, are in compliance with all, and are not in violation of any Environmental Laws (as hereinafter defined).

            (ii) There has been no generation, use, treatment, handling, storage or disposal of Hazardous Materials on or from the Real Property by any person (including, without limitation, MC and the past and present officers, employees and agents of MC and all past and present owners, operators and lessees of the Real Property) at any time except in full compliance with all Environmental Laws.

            (iii) The Real Property has not been used at any time by any person in such a manner as to cause a violation of any Environmental Law or to potentially give rise to any liability or obligation for the remediation or restoration of the Real Property or for the treatment, storage, removal, disposal, release, arrangement for removal or disposal or transportation of any Hazardous Materials.

            (iv) None of MCUS or the MC Affiliates has received any notice of, and no circumstances exist that could form the basis of, an Environmental Action (as hereinafter defined) arising out of or relating to the Real Property or the generation, use, treatment, handling, storage or disposal of Hazardous Materials thereon, or the release or transportation of Hazardous Materials thereto or therefrom.

            (v) Each of MCUS and the MC Affiliates has obtained all permits, approvals, licences and other authorisations required under Environmental Laws, such licenses and permits being in full force and effect and is complying in all respects therewith.

            (vi) No employees of MC or its predecessors or any past owner, operator or lessee of the Real Property have been exposed to Hazardous Materials.

            (vii) Each of MCUS and the MC Affiliates has delivered to ST true, complete and correct copies or results of any and all reports, studies or tests in the possession of or initiated by it pertaining to the existence of Hazardous Materials and other environmental concerns on any part of the Real Property or concerning compliance with or liability under Environmental Laws in the operation of the business of MC or as conducted by any prior owner, operator or lessee of the Real Property.

            As used in this Section 4.2 and elsewhere in this Agreement:-

            (a)    The term "Real Property" shall mean the US Real Property (in
                             -------------
                   the event ST Chatsworth exercises the option pursuant to
                   Section 1.3), the US Leasehold (in the event ST Chatsworth exercises the option pursuant to Section 1.3), the Singapore Leasehold and the Thai Land and the Real Property Leases;

            (b)    "Environmental Action" means any administrative, regulatory
                    --------------------
                   or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, including, without limitation:-

                   (aa) any claim by any Governmental or Regulatory Authority (as defined in Section 15.14) for enforcement, clean-up, removal, response, remedial or other actions or damages pursuant to any Environmental Law; and

                   (bb) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment;

            (c)    "Environmental Laws" and "Environmental Law" mean any
                    ------------------       -----------------
                   applicable national, federal, provincial, state or local law of any country or any political subdivision thereof, rule, regulation, order, writ, judgement, injunction, decree, determination or award of any jurisdiction relating to the environment or Hazardous Materials; and

            (d)    "Hazardous Materials" means:-
                    -------------------

                   (aa) petroleum or petroleum products, natural or synthetic gas and asbestos in any form;

                   (bb) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants" or words of any similar import under any Environmental Law; and

                   (cc) any other substance exposure to which is regulated under any Environmental Law.

       (B)  Violation of Applicable Laws
            ----------------------------

            (i) No notice of violation of any applicable federal, national, provincial, state or local statute, ordinance, order, requirement, law, rule, regulation (including, without limitation, any Environmental Law), or of any covenant, condition, restriction or easement affecting the Real Property with respect to the use or occupancy of the Real Property has been given to MC by any person having jurisdiction over the Real Property or by any other person entitled to enforce the same, or by any private citizen or citizen action group and, to the best knowledge of each of MCUS and the MC Affiliates, no such notice has been given to any other person.

            (ii) To the best of the knowledge of each of MCUS and the MC Affiliates, there is not:-

                   (aa) any intended or proposed federal, national, provincial, state, or local statute, ordinance, order, requirement, law, rule or regulation (including, but not limited to, zoning changes) which may prevent or hinder ST's continued use of the Real Property as heretofore used in the conduct of the Disk Drive Business; or

                   (bb) any suit, action, claim or legal, administrative, arbitration or other proceeding or governmental investigation (other than Environmental Actions) pending or threatened in writing against or affecting either the Real Property or the use thereof or that would prevent or hinder ST's continued use thereof in the Disk Drive Business.

       (C)  Title
            -----

            In relation to each Real Property:-

            (i) MCUS or the MC Affiliates as indicated as the owner or lessee of the Real Property in Schedule 5 is the beneficial owner or lessee of and is beneficially entitled to the whole of the proceeds of sale of and has a good and marketable title to the whole of the Real Property.

            (ii) MCUS has in its possession or unconditionally held to its order all the original documents of title and other documents and papers relating to the Real Property.

            (iii) There are no mortgages, charges or debentures (whether legal or equitable and whether fixed or floating), rent charges, liabilities to maintain roadways, liens (whether for costs or to any unpaid vendor or otherwise), annuities or other unusual outgoings or trusts (whether for securing money or otherwise) affecting the Real Property or the proceeds of sale thereof.

            (iv) Except for the lots-tie restriction in relation to the US Real Property and the US Leasehold, the Real Property is not subject to any lease, sub-lease, tenancy, concession, occupancy agreement or similar right, adverse estate, right, interest, covenant, restriction, stipulation, easement, option, right of pre-emption, wayleave, profit a prendre, licence or other right or informal arrangement in favour of any third party (whether in the nature of a public or private right or obligation) nor is there any agreement or commitment to give or create any of the foregoing and where the Real Property is subject to any such arrangement no breach has occurred of any of the terms thereof and all rights of light, air and support are enjoyed fully is of right.

            (v) The Real Property enjoys access and egress over roads which prior to the date of this Agreement have been adopted by the appropriate highway authority and are maintainable at the public expense. The Real Property drains into a public sewer and is serviced by water, electricity and gas utilities. The pipes, sewers, wires, cables, conduits and other conducting media serving the Real Property connect directly to the mains without passing through land in the occupation and ownership of a third party or if they do, the facilities, easements or rights necessary for the enjoyment and present use of the Real Property are enjoyed on terms which do not entitle any person to terminate or curtail the same.

       (D)  Planning
            --------

            In relation to each Real Property:-

            (i) No development at the Real Property or use of the Real Property has been undertaken in breach of any planning, building or construction legislation or any regulations, by-laws, orders, consents or permissions made or given thereunder.

            (ii) The planning consents and permissions affecting the Real Property are either unconditional or are subject only to conditions which are neither unusual, personal nor temporary and which have been satisfied or fully observed and performed up to the date of this Agreement.

            (iii) There is no resolution, proposal, scheme or order, whether formally adopted or not, for the compulsory acquisition of the whole or any part of the Real Property or any access or egress, or for the alteration, construction or improvement of any road, sub-way, underpass, footbridge, elevated road, dual carriageway or flyover upon or adjoining the Real Property or any access or egress.

            (iv) There is no outstanding statutory or informal notice relating to the Real Property or any business carried on thereat or the use thereof.

            (v) To MC's knowledge, there are no encroachments onto the Real Property by any improvements on any adjoining property which would materially and adversely impair the utility of the Real Property for the uses for which it is currently used in the Disk Drive Business.

            (vi) To MC's knowledge, there are no material encroachments onto any adjoining property by any improvements on the Real Property.

       (E)  State and Condition of the Real Property
            ----------------------------------------

            In relation to each Real Property:-

            (i) The buildings and other structures on the Real Property are in good and substantial repair and fit for the purposes for which they are presently used.

            (ii) None of the following has in the past affected the Real Property:-

                   (aa) structural or other defects in the Real Property or the building of which the Real Property is part or in any drains, pipes, wires or services;

                   (bb)  flooding;

                   (cc)  subsidence; and

                   (dd)  rising damp, wet or dry rot or any infestation.

       (F)  Leasehold Properties
            --------------------

            Where the interest of MC in any Real Property is a leasehold interest:-

            (i) Any consent necessary for the grant of the lease under which MC holds its interest in the Real Property (the "Lease") was
                                                                    -----
                   duly obtained and a copy of the consent is with the documents of title and the receipt for the payment of rent which fell due immediately prior to the date of this Agreement unqualified.

            (ii) There is no material subsisting breach, nor any material non-observance of any covenant, condition or agreement contained in the Lease on the part of either the relevant landlord or MC and no landlord has refused to accept rent or made any complaint or objection.

            (iii) There are no restrictions in the Lease which prevent the Real Property being used now or in the future for the present or proposed use.

            (iv) No alterations have been made to the Real Property at the expense of MC without all necessary consents and approvals and all such alterations to the Real Property are to be disregarded on rent reviews and do not have to be reinstated at the expiry of the term.

            (v) All steps in rent reviews have been duly taken and no rent reviews are or should be currently under negotiation or the subject of a reference to an expert or arbitrator or the courts.

            (vi) The Lease does not contain any unusual or objectionable covenants or agreements having regard to the use to which the Real Property is currently put.

4.3    General Environmental Matters
       -----------------------------

       (a) MC have obtained all licences which are required under applicable Environmental Laws in connection with the conduct of the Disk Drive Business or the Acquired Assets. Each of such licences is in full force and effect. MC have conducted the Disk Drive Business in compliance in all material respects with the terms and conditions of such licences and with any applicable Environmental Law.

       (b) No order has been issued, no Environmental Claim (as defined in Section 15.14) has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of MC, threatened by any Governmental or Regulatory Authority with respect to any alleged failure by MC to have any licence required under applicable Environmental Laws in connection with the conduct of the Disk Drive Business or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or release of any Hazardous Material in connection with the Disk Drive Business and to the knowledge of MC there are no facts or circumstances in existence which could reasonably be expected to form the basis for any such order, Environmental Claim, penalty or investigation.

       (c) MC has not transported or arranged for the transportation of any Hazardous Material in connection with the operation of the Disk Drive Business to any location that is:-

            (i) listed on the NPL (as defined in Section 15.14) under CERCLA (as defined in Section 15.14);

            (ii) listed for possible inclusion on the NPL by the Environmental Protection Agency in CERCLIS (as defined in Section 15.14) or on any similar state or local list; or

            (iii) the subject of enforcement actions by federal, state or local Governmental or Regulatory Authority that may lead to Environmental Claims against MC or the Disk Drive Business.

       (d) No Hazardous Material generated in connection with the operation of the Disk Drive Business has been recycled, treated, stored, disposed of or released by MC at any location.

4.4    Conduct of the Business
       -----------------------

       No supplier, distributor or customer of MC has notified MC that it intends to discontinue its relationship with MC other than any supplier, distributor or customer, the loss of which would not have a Material Adverse Effect (as defined in Section 4.12).

4.5    Permits and Licences
       --------------------

       (a) MC have obtained all governmental authorisations, licences, permits and orders necessary for the conduct of the Disk Drive Business as presently conducted. MC is not required to have any form of security clearance from any governmental agency in order to conduct the Disk Drive Business in the manner it is presently conducted.

       (b) The execution, delivery and performance by MC of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not:-

            (i) result in or give to any person any right of termination, cancellation, acceleration or modification in or with respect to,

            (ii) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or

            (iii) result in the creation or imposition of any Lien upon MC or any of the Acquired Assets and under,

            any business licence.

4.6    Financial Statements and Undisclosed Liabilities
       ------------------------------------------------

       (a) MCUS will deliver to ST Chatsworth the audited accounts of MC on a consolidated basis for the twelve months ended 29 December 1995 together with all notes thereto. The foregoing accounts are referred to herein as the "Financial Statements".
                              --------------------

       (b)  The Financial Statements:-

            (i) will present fairly the results of operations of MC as of 29 December 1995 in accordance with the Accounting Principles applied on a consistent basis; and

            (ii)   are based on the books and records of MC.

4.7    Compliance with Laws
       --------------------

       Each of MCUS and the MC Affiliates has been and is, and its business and operations have been and are being conducted, in compliance with all requirements of all applicable statutes, laws, ordinances, regulations, rules, codes or decrees, whether foreign or domestic, federal, national, provincial, state or local, which are currently in effect and apply to the Disk Drive Business or the Acquired Assets including, without limitation, those relating to fair labour practices and standards, equal employment practices, occupational safety and health, export/import licences or controls, foreign exchange controls, restraint of trade and unfair competition, immigration, and federal procurement. MC has not received any written notice from any person with respect to an alleged, actual or potential violation and/or failure to comply with any of the foregoing.

4.8    Patents and Patent Applications
       -------------------------------

       (a) All patents and patent applications owned by or licensed to or used by each of MCUS and the MC Affiliates in connection with the Disk Drive Business have been duly filed in or issued by the United States Patent and Trademark Office or the corresponding offices of other countries or other jurisdictions and have been properly maintained in accordance with all applicable provisions of law and administrative regulations in the United States and each such country or other jurisdictions. To the best of the knowledge of MCUS, after making due and careful inquiries, each of MCUS and the MC Affiliates' use of the said patent does not require the consent of any third party. Also the same are freely transferable and are owned exclusively by MC free and clear of any attachments, liens, royalties, encumbrances, adverse claims, licences or any other ownership or other interest of any person whatsoever, including, without limitation, any ownership or other interest of any other affiliate of MC. To the best of the knowledge of MCUS, after making due and careful inquiries, no person has a licence to use any of such patents or any claim which may arise from the existence of such patent application and no outstanding order, decree, judgement or stipulation, and no proceeding charging MC or its affiliates with infringement of any adversely held patent with respect to the Disk Drive Business, has been served upon MC or its affiliates at any time during the 1-year period prior to and ending upon the Closing Date or, except as disclosed by MCUS's patent counsel in its attorney representation letter to ST Chatsworth or its representatives and to the best of MC's knowledge, is threatened to be filed; and to the best of the knowledge of MCUS, after making due and careful inquiries, the continuing conduct of the Disk Drive Business by ST, as heretofore conducted by MC, will not result in the infringement of any patents or patent application or other rights owned by or owed to any third party. To the best knowledge of MC after a review of the current files of MC and their affiliates, no person or entity is infringing upon the patents referred to herein.

       (b) To the best of the knowledge of MCUS, after making due and careful inquiries, each of MCUS and the MC Affiliates owns and has the right to use, free and clear of any claims or rights of any third party, including without limitation, any affiliate of MC, all trademarks, trade names, service marks, brand names, business and product names, logos, trade secrets, customer lists, secret processes, technology, know-how and any other Confidential Information required for or used in the manufacture, sale, distribution or marketing of all products either being or proposed to be manufactured, sold, distributed or marketed by MC and included in the Disk Drive Business, including, without limitation, any products licensed by MC from others in connection with the Disk Drive Business.

       (c) MC is not in any way making any unlawful or wrongful use of any trade secrets, customer lists, manufacturing processes, secret processes, technology, know-how or any other confidential information of any third party, including, without limitation, any former employer of any present or past employee of MC. The manufacturing processes, secret processes, know-how and any other intellectual property and confidential information resulting from the development activities engaged in by any employees of MC with respect to the Disk Drive Business is the property of MC.

       (d) Neither MC nor any Transferred Employees of MC is a party to any non-competition agreement or similar agreement with any third party pertaining to the Disk Drive Business.

       (e) MC has not provided to any entities in which MC has a beneficial equity or ownership interest but which are not affiliates ("Investees") any material know-how or technology with respect to
              ---------
            the Disk Drive Business and to the knowledge of MC, no Investees have any material know-how or technology with respect to the Disk Drive Business.

4.9    Insolvency
       ----------

       (a) No order has been made or petition presented or resolution passed for the winding up of MC or for the appointment of a provisional liquidator to MC or for an administration order to be made in respect of MC and no meeting has been convened for the purposes of winding up MC.

       (b) No receiver or receiver and manager has been appointed by any person and no steps have been taken for the appointment of a receiver or a receiver and manager over the whole or any part of the business or assets of MC.

       (c) There is no unfulfilled or unsatisfied judgement or court order outstanding against MC.

       (d) No judicial management order has been made and no petition for such an order has been presented in respect of MC.

       (e) No distress, charging order, garnishee order, execution or other process has been levied against MC or the Acquired Assets and no action has been taken to repossess any of the Acquired Assets.

       (f) MC has not made or proposes to make any arrangement or composition with its creditors or any class of its creditors.

4.10   Affiliate Transactions
       ----------------------

       (a) No officer, director, affiliate or associate of MC or any associate of any such officer, director or affiliate provides or causes to be provided any assets, services or facilities used or held for use in connection with the Disk Drive Business.

       (b) The Disk Drive Business does not provide or cause to be provided any assets, services or facilities to any such officer, director, affiliate or associate.

4.11   Litigation
       ----------

       (a) There are no actions or proceedings pending or, to the knowledge of MC, threatened against, relating to or affecting MC with respect to the Disk Drive Business or any of the Acquired Assets which:-

            (i) could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Ancillary Documents or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Ancillary Documents to ST; or

            (ii) if determined adversely to MC, could reasonably be expected to result in any injunction or other equitable relief that would interfere in any material respect with the Disk Drive Business.

       (b) There are no facts or circumstances known to MC that could reasonably be expected to give rise to any action or proceeding that would be required to be disclosed pursuant to Section 4.11(a).

       (c) There are no orders outstanding against MC with respect to the Disk Drive Business.

4.12   Absence of Changes
       ------------------

       Since 29 December 1995, MC has conducted the Disk Drive Business only in the ordinary course, and MC has not (in connection with or pertaining to the Disk Drive Business), as of the date hereof and as of the date of the Closing, either directly or indirectly:-

       (a) suffered any change in the financial condition, assets, liabilities of the Disk Drive Business, whether or not arising in the ordinary course of business, which change by itself or in conjunction with any or all other such changes has a Material Adverse Effect (the term "Material Adverse Effect" shall mean a material adverse effect
                  -----------------------
            on the business or financial condition of the Disk Drive Business, excluding any general economic, market or industry changes);

       (b) incurred any obligation or liability (absolute, accrued, contingent or otherwise) with respect to the Disk Drive Business other than liabilities in the ordinary course of business consistent with past practice;

       (c) permitted any Acquired Assets to become subject to any Lien, mortgage, pledge or encumbrance other than in the ordinary course of business;

       (d)  (i)    purchased, sold, assigned, transferred, abandoned or
                   otherwise disposed of any asset of the Disk Drive Business other than in the ordinary and normal course of its business consistent with past practice; or

            (ii) cancelled any debts or claims of the Disk Drive Business, other than in the ordinary and normal course of business consistent with past practice;

       (e) entered into any transaction or agreement other than in the ordinary and normal course of the Disk Drive Business consistent with past practice;

       (f) entered into any compromise or settlement of any litigation or governmental investigation relating to the Disk Drive Business or the Acquired Assets;

       (g) suffered any damage, destruction or loss to the Acquired Assets, whether or not covered by insurance, which has a Material Adverse Effect;

       (h) made or suffered any amendment, modification or termination of any of the Assumed Contracts which has a Material Adverse Effect;

       (i) received notice or acquired knowledge of any labour trouble, difficulty, dispute or organizing effort involving employees of the Disk Drive Business;

       (j) entered into any lease or sub-lease, pledge or hypothecation of any Acquired Asset; or

       (k) (except where it has given written notice thereof to ST) suffered any loss of employees, customers or suppliers that has a Material Adverse Effect on the Disk Drive Business or been advised by any customer or supplier that such customer or supplier intends to discontinue its relationship with MC with respect to the Disk Drive Business.

4.13   Employee Benefit Plans
       ----------------------

       In relation to all employee benefit plans, agreements, policies, arrangements and understandings (whether or not written) relating to employee benefits provided to the Business Employees (as defined in
       Section 10.7), including, without limitation, all plans, agreements, arrangements, policies or understandings relating to sick pay, vacation pay or severance pay, deferred compensation, pensions, profit sharing, retirement income or other benefits, stock purchase and stock option plans, bonuses, severance arrangements, health benefits, disability benefits, insurance benefits and all other employee benefits or fringe benefits (individually referred to as "a Plan" and collectively referred
                                              ------
       to as the "Plans").
                  -----

       (a) True, correct and complete copies of each such Plan (or in the case of any unwritten Plan, a description thereof) have been furnished to ST.

       (b) Each Plan has been administered and operated in accordance with its terms and applicable law.

       (c) Full payment has been made of all amounts which MC was required, under the terms of any of the Plans, to have paid as contributions to such Plans on or prior to the date hereof. There are no accrued liabilities under any Plans, programmes or practices maintained on behalf of the employees of MC which are not provided for on their books or financial statements or which have not been fully provided for by contributions to such Plans, programmes, or practices.

       (d) Other than for claims in the ordinary course for benefits under the Plans, there are no actions, suits, claims or proceedings, pending or, to the best of MC's knowledge, threatened, nor, to the best of MC's knowledge does there exist any basis therefor, which would result in any liability with respect to any Plan of MC.

       (e) MC does not maintain any employee welfare benefit plans which provide post-retirement benefits to employees.

4.14   Governmental and Other Approvals
       --------------------------------

       MC is not required to obtain or make any application for any approval, licence or permit from or take other action or effect any filing with, any foreign or domestic, federal, national, provincial, state, municipal or other governmental body, commission, board, department or agency or third party in order to execute this Agreement and/or consummate the transactions contemplated hereby in accordance with applicable laws and regulations.

4.15   Brokerage
       ---------

       MCUS agree to indemnify and hold ST harmless in connection with any claims for commissions or other compensation made by any broker or finder claiming to have been employed by or on behalf of MC in connection with the transactions contemplated herein.

4.16   Labour Relations
       ----------------

       None of the Business Employees is covered by a collective bargaining agreement between a collective bargaining unit, trade union, works council, or other employees' association and MC.

4.17   Warranties in Respect of Micropolis Thailand
       --------------------------------------------

       (a) MCUS hereby makes the representations and warranties contained in Sections 4.1 to 4.16 in respect of Micropolis Thailand insofar as the same would be applicable as if the assets, business, undertaking and liabilities of such company were being acquired by ST.

       (b) In respect of Micropolis Thailand, MCUS hereby warrants and represents to ST that:-

            (A)    Debts to, contracts with, connected persons
                   -------------------------------------------

                   (i)   There are:-

                         (aa) no loans made by Micropolis Thailand to its shareholder and/or any director of Micropolis Thailand;

                         (bb) no debts owing to Micropolis Thailand by its shareholder and/or any director of Micropolis Thailand;

                         (cc) except in relation to inter-company balances, no debts owing by Micropolis Thailand other than debts which have arisen in the ordinary course of business; and

                         (dd) no securities for any such loans or debts as aforesaid.

                   (ii) There are no existing contracts or engagements to which Micropolis Thailand is a party and in which any director of Micropolis Thailand is interested.

            (B)    Accounts receivable
                   -------------------

                   (i) None of the accounts receivable which are included in the audited accounts (the "Audited Accounts") of
                                                    ----------------
                         Micropolis Thailand for the year ended 29 December 1995 (the "Balance Sheet Date") or which have subsequently
                               ------------------
                         arisen have been outstanding for more than three (3) months from their due dates for payment and all such debts have realized or will realize in the normal course of collection their full value as included in the Audited Accounts or in the books of Micropolis Thailand after taking into account the provisions for bad and doubtful debts in the Audited Accounts.

                   (ii) No part of the amounts included in the Audited Accounts or in the books of Micropolis Thailand as due from debtors has been released on terms that any debtors pays less than the net book value after any provisions made in the Audited Accounts as at the Balance Sheet Date or has been written off or has proved to any extent to be irrecoverable or is now regarded as being irrecoverable.

            (C)    Insurance
                   ---------

                   All the assets of Micropolis Thailand which are of an insurable nature have at all material times been and are as at the date hereof insured in amounts reasonably regarded as adequate against fire and other risks normally insured against by companies carrying on similar businesses or owning property of a similar nature and Micropolis Thailand has at all material times been, and is at the date hereof, adequately covered against accident, third party errors and omissions and other risks normally covered by insurance by such companies. The particulars of the insurance of Micropolis Thailand which have been supplied to ST are true and correct. In respect of all such insurances:-

                   (i)   all premiums have been duly paid; and

                   (ii) all the policies are in force and are not voidable on account of any act, omission or non-disclosure on the part of the insured party.

            (D)    Title to assets
                   ---------------

                   All assets of Micropolis Thailand and all debts due to it which are included in the Audited Accounts or have otherwise been represented as being the property of or due to Micropolis Thailand or at the Balance Sheet Date used or held for the purposes of its business were at the Balance Sheet Date the absolute property of Micropolis Thailand and (save for those subsequently disposed of or realized in the ordinary course of trading) all such assets and all assets and debts which have subsequently been acquired or arisen are as at the date hereof the absolute property of Micropolis Thailand free from all and any encumbrance of whatever nature and there are no circumstances under which by operation of law or otherwise Micropolis Thailand's title, right or interest in and to such assets may be adversely affected in any way whatsoever.

            (E)    Books and records
                   -----------------

                   The records, statutory books and books of account of Micropolis Thailand are duly entered up and maintained in accordance with all legal requirements applicable thereto and contain true, full and accurate records of all matters required to be dealt with therein and all such books and all records and documents (including documents of title) which are its property are in its possession or under its control and all accounts, documents and returns required to be delivered to or made to the relevant authority in Thailand have been duly and correctly delivered or made.

            (F)    Options on capital
                   ------------------

                   (i) MCUS is entitled to sell and transfer to ST the full legal and beneficial ownership of the total issued share capital of Micropolis Thailand on the terms of this Agreement without the consent of any third party.

                   (ii) No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, issue, sale or transfer of any share or loan capital of Micropolis Thailand under any option or other agreement (including conversion rights and rights of pre-emption) and there are no claims, charges, liens, equities or encumbrances on the share capital of Micropolis Thailand.

            (G)    Subsidiaries and associated companies
                   -------------------------------------

                   (i) Micropolis Thailand has no subsidiaries or associated companies (that is to say a company in which Micropolis Thailand has not less than 20 per cent of its issued share capital and in whose commercial and financial policy decisions Micropolis Thailand participates) and is not a partner in any partnership.

                   (ii) Micropolis Thailand does not carry on any business outside Thailand.

                   (iii) Micropolis Thailand has not, other than in the ordinary course of business, made any material investment in, or material advance of cash to, guarantee of indebtedness of, or other extension of credit to any company.

            (H)    Statutory and other requirements, consents and licenses
                   -------------------------------------------------------

                   (i) All statutory and other requirements applicable to the carrying on of the business of Micropolis Thailand as now carried on, and all conditions applicable to any licences and consents involved in the carrying on of such business, have been complied with and MCUS is not aware (after making due and careful enquiries) of any breach thereof or of any intended or contemplated refusal or revocation of any such licence or consent.

                   (ii) No notice has been issued and received and, to the knowledge of MCUS, no investigation or review is pending or threatened by any governmental or self-regulatory entity:-

                         (aa) with respect to any alleged violation by Micropolis Thailand or, to the best knowledge of MCUS, any officer, director or employee of Micropolis Thailand, of any law, ordinance, rule, regulation, order, policy or guideline of any governmental or self-regulatory entity, the sanction for which violation could be reasonably expected to have a Material Adverse Effect on the business, assets or prospects or the financial condition or the results of operations of Micropolis Thailand; or

                         (bb) with respect to any alleged failure to have all permits, certificates, licences, registrations, approvals and other authorisations required in connection with the operation of the business of Micropolis Thailand, the absence of which may have a Material Adverse Effect on the business, assets or prospects or the financial condition or the results of operations of Micropolis Thailand.

                   (iii) The Promotion Certificate of the Board of Investment
                         No. 1555 issued to Micropolis Thailand is valid and has not been revoked and Micropolis Thailand is not in breach of the Promotion Certificate and has complied with all the terms and conditions of the Promotion Certificate.

            (I)    The Audited Accounts
                   --------------------

                   (i) The Audited Accounts have been prepared in accordance with all applicable laws and on a consistent basis in accordance with accounting principles, standards and practices generally accepted at the date hereof in Thailand so as to give a true and fair view of the state of affairs of Micropolis Thailand at the Balance Sheet Date and of the profits or losses for the period concerned and as at that date make:-

                         (aa)  full provision for all actual liabilities;

                         (bb) proper provision (or note in accordance with good accountancy practice) for all contingent and disputed liabilities;

                         (cc) provision reasonably regarded as adequate for all bad and doubtful debts; and

                         (dd) due provision for depreciation and amortisation and any obsolescence of assets.

                   (ii) Full provision or reserve has been made in the Audited Accounts for all taxation liable to be assessed on Micropolis Thailand or for which it is or may become accountable in respect of:-

                         (aa) profits, gains or income (as computed for taxation purposes) arising or accruing or deemed to arise or accrue on or before the Balance Sheet Date;

                         (bb) any transactions effected or deemed to be effected on or before the Balance Sheet Date or provided for in the Audited Accounts; and

                         (cc) distributions made or deemed to be made on or before the Balance Sheet Date or provided for in the Audited Accounts.

                   (iii) Proper provision or reserve for deferred taxation in accordance with accounting principles and standards generally accepted at the date hereof in Thailand has been made in the Audited Accounts.

                   (iv) The profits of Micropolis Thailand as shown by the Audited Accounts have not been affected to a material extent by inconsistencies of accounting practices, by the inclusion of non-recurring items of income or expenditure, by transactions entered into otherwise than on normal commercial terms or by any other factors rendering such profits exceptionally high or low.

            (J)    Taxation
                   --------

                   There is no liability for Taxes in respect of which a claim could be made against Micropolis Thailand (other than as specifically provided for in the Audited Accounts and other than taxes on income arising from transactions entered into in the ordinary course of business after the Balance Sheet
                   Date)
                   and there are no circumstances likely to give rise to such a Liability.

            (K)    Contributions
                   -------------

                   (i) All deductions and payments required to be made by Micropolis Thailand in respect of contributions (including employer's contributions) to any relevant competent authority have been so made.

                   (ii) Proper records have been maintained in respect of all such deductions and payments and all regulations applicable thereto have been complied with.

            (L)    Tax returns
                   -----------

                   (i) Micropolis Thailand has duly made all returns and given or delivered all notices, accounts and information which on or before the date hereof ought to have been made, given or delivered for the purposes of taxation and all such returns, notices, accounts and information (and all other information supplied to the inland revenue or the customs and excise or other fiscal authority concerned for any such purpose) have been correct and made on a proper basis and none of such returns, notices, accounts or information is disputed in any material respect by the fiscal authority concerned and there is not in existence any fact which might be the occasion of any such dispute or of any claim for taxation in respect of any financial period down to and including the Balance Sheet Date not provided for in the Audited Accounts.

                   (ii) Without limiting the generality of Section 4.17(b)(L)(i), except as disclosed in the audited accounts for the period ending 29 December 1995, the tax returns of Micropolis Thailand have at all times been correct and on a proper basis and no taxes, levies or duties, including but not limited to goods and services tax, value added tax, sales tax and property tax, if any, are the subject of any arrears or other dispute with the fiscal authorities in Thailand or elsewhere and there is no liability to taxation in respect of which a claim could be made against Micropolis Thailand and there are no circumstances likely to give rise to such a claim.

                   (iii) All documents the enforcement of which Micropolis
                         Thailand may be interested in and which are subject to ad valorem stamp duty have been duly stamped and no document belonging to Micropolis Thailand which is subject to ad valorem stamp duty is or will be unstamped or insufficiently stamped; nor has any relief from such duty been improperly obtained, nor has any event occurred as a result of which any such duty from which relief has been obtained will become payable.

                   (iv) Micropolis Thailand has not received any tax concession, relief or other special tax treatment, whether in relation to its assets or the business carried on by it or otherwise which, if revoked or otherwise removed, will or may give rise to any additional liability to taxation and, to the extent that Micropolis Thailand has received any such tax concession, relief or other special tax treatment, there are not in existence any facts or circumstances which will or may lead to the revocation or removal of the same.

4.18   Warranties in Respect of Purchased Companies
       --------------------------------------------

       In the event ST Chatsworth elects to purchase the total issued share capital of each or any of the Purchased Companies pursuant to the option in Section 1.2:-

       (a) MCUS hereby makes the representations and warranties contained in Sections 4.1 to 4.16 in respect of the Purchased Company whose share capital is to be purchased insofar as the same would be applicable as if the assets, business, undertaking and liabilities of such companies were being acquired by ST; and

       (b) in respect of the Purchased Company whose share capital is to be purchased, MCUS warrants and represents to ST in the terms of
            Section 4.17(b) mutatis mutandis and all references therein to Micropolis Thailand shall be construed as references to the Purchased Company whose share capital is to be purchased and all references therein to Thailand shall be construed as references to the country of incorporation of the Purchased Company whose share capital is to be purchased.

4.19   Trade Payables
       --------------

       The Trade Payables:-

       (a) arose from bona fide transactions in the ordinary course of business and are payable on ordinary trade terms;

       (b) are legal, valid and binding obligations of MC enforceable in accordance with their terms;

       (c)  are not subject to any valid set-off or counterclaim; and

       (d)  will be paid on normal credit terms.

4.20   Disclosure
       ----------

       No representation or warranty in this Section 4 and the Disclosure Schedule, and no statement contained therein contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact or any fact necessary to make the statements contained herein or therein not misleading in any material respect.

5.     REPRESENTATIONS AND WARRANTIES OF ST
       ------------------------------------

       ST Chatsworth hereby makes the following representations and warranties to MCUS:-

5.1    Organisation and Qualification of ST
       ------------------------------------

       ST Chatsworth is duly organised and validly existing under the laws of Singapore. ST Chatsworth has full corporate power and authority to enter into and perform the transactions contemplated by this Agreement.

5.2    Authority
       ---------

       This Agreement and each of the Ancillary Documents delivered or to be delivered by ST Chatsworth or a ST Affiliate will constitute the valid and binding obligation of ST Chatsworth or such ST Affiliate, as appropriate, when executed and delivered in accordance with its terms, and shall be enforceable against ST Chatsworth or such ST Affiliate in accordance with their respective terms, except to the extent such enforceability:-

       (a) may be limited by bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting the enforcement of creditors' rights generally;

       (b)  is subject to equitable principles generally.

       The execution, delivery and performance of this Agreement and of the Ancillary Documents delivered or to be delivered by ST Chatsworth or such ST Affiliate have been, or when delivered will be, duly authorised by all necessary corporate action of ST Chatsworth or such ST Affiliate. The execution, delivery and performance by ST Chatsworth or such ST Affiliate, as the case may be, of this Agreement or any Ancillary Documents does not and will not with the passage of time or the giving of notice or both:-

       (a) violate any provisions of the memorandum and articles of association or equivalent, or bylaws of ST Chatsworth or the ST Affiliate; or

       (b) require any approval, consent or waiver of, or filing with, any entity, private or governmental except such approvals which are required under Section 8.4.

6.     COVENANTS OF MCUS PRIOR TO CLOSING
       ----------------------------------

       MCUS covenants and agrees as follows throughout the period from the date hereof through and including the Closing:-

6.1    Restrictions
       ------------

       Except as may be otherwise contemplated by this Agreement or except as ST Chatsworth may otherwise consent to in writing, MCUS shall cause the Disk Drive Business in all material respects to be conducted in the ordinary course of business and in substantially the same manner in which such business and operations have been previously conducted prior to the date hereof and shall:-

       (a) deliver or make, duly and correctly all accounts, documents and returns required by applicable law to be made to such authorities as is appropriate;

       (b) conduct its business and affairs in all material respects in accordance with its memorandum and articles of association or equivalent and all applicable laws and regulations of any country in which it operates;

       (c) keep ST Chatsworth informed and consult with ST Chatsworth on all material proposals and matters affecting or potentially affecting the Disk Drive Business;

       (d) hold meetings from time to time with the representatives of ST Chatsworth at such times as may be requested by ST Chatsworth on reasonable notice in order that ST Chatsworth may be informed as to the progress of the Disk Drive Business;

       (e)  use all efforts to:-

            (i) preserve intact the present business organisation and reputation of the Disk Drive Business;

            (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the employees;

            (iii) maintain the Acquired Assets in good working order and condition, ordinary wear and tear excepted;

            (iv) maintain the goodwill of customers, suppliers, lenders and other persons to whom MC sell goods or provide services or with whom MC otherwise have significant business relationships in connection with the Disk Drive Business; and

            (v) continue all current sales, marketing and promotional activities relating to the Disk Drive Business; and

       (f)  except to the extent required by applicable law:-

            (i) cause the Disk Drive Business books and records to be maintained in the usual, regular and ordinary manner, and

            (ii) not permit any material change in any pricing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy of MC that would adversely affect the Disk Drive Business, the Acquired Assets and the Assumed Liabilities.

6.2    Matters Pending Closing
       -----------------------

       Without limiting the generality of Section 6.1 with respect to the Disk Drive Business throughout the period from the date hereof through and including the Closing, MCUS shall not (except with the prior written consent of ST Chatsworth) cause or permit MC to:-

       (a) suffer or permit any event or condition within MC's control which will have a Material Adverse Effect on the Disk Drive Business or the Acquired Assets;

       (b) effect any dissolution, winding up, liquidation or termination of MC;

       (c) effect any merger or consolidation of MC unless MC is the survivor thereof;

       (d) institute, settle or dismiss any litigation, claim or other proceeding with respect to the Disk Drive Business or the Acquired Assets before any court or governmental agency;

       (e) make any change in the memorandum and articles of association or equivalent, or bylaws of MC which would hinder, delay or prohibit the transactions contemplated by this Agreement;

       (f) dispose of or agree to dispose of any interest in the Disk Drive Business or grant any option or right of pre-emption over, or mortgage, charge or otherwise encumber the assets of the Disk Drive Business including the Acquired Assets;

       (g) take any action which is inconsistent with the provisions of this Agreement or the consummation of the transactions contemplated hereunder;

       (h) enter into any transaction, agreement, contract, commitment or arrangement:-

            (i) which involves or is likely to involve negotiations or resources on the Disk Drive Business of an unusual or exceptional nature; or

            (ii) which is not in the ordinary course of business and on arm's length terms;

       (i) amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to any contract in relation to the Disk Drive Business;

       (j) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under any term or provision of any contract in relation to the Disk Drive Business;

       (k) fail to take any action required to maintain any of its insurances in force or knowingly do anything to make any policy of insurance void or voidable;

       (l) make or agree to make any change in the nature or organisation of the Disk Drive Business;

       (m) make any material change to the accounting procedures or principles by reference to which its accounts are drawn up otherwise than as required by any accounting standards authorities;

       (n) borrow any money or agree to (other than by bank overdraft or similar facility in the ordinary course of business and within limits subsisting as at the date of this Agreement);

       (o) incurring, purchasing, cancelling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of MC under, any liability of or owing to MC in connection with the Disk Drive Business, other than in the ordinary course of business consistent with past practice;

       (p) make or agree to make any capital commitment, including for this purpose, the acquisition of any capital asset under a finance lease;

       (q) create, grant or issue, agree to create, grant or issue, any mortgages, charges (other than liens arising by operation of law), debentures or other securities or give or agree to give any guarantees or indemnities; and

       (r) engaging in any transaction with respect to the Disk Drive Business with any officer, director, affiliate or associate of MC, or any associate of any such officer, director or affiliate or in relation to the system business, either outside the ordinary course of business consistent with past practice or other than on an arm's length basis.

6.3    Notice of Breach
       ----------------

       To the extent MCUS obtains knowledge that any of the representations or warranties contained in Section 4 would be incorrect in any respect were those representations or warranties made immediately after such knowledge was obtained, MCUS shall notify ST Chatsworth in writing promptly of such fact and MCUS shall or shall procure the MC Affiliates to exercise their best efforts to remedy the same.

6.4    Access
       ------

       MCUS shall or shall procure the MC Affiliates to provide ST and ST's solicitors, auditors, environmental consultants and appraisers, officers, directors, employees, agents, financial advisors, consultants and other representatives, with such information as ST may from time to time reasonably request with respect to the Disk Drive Business and the transactions contemplated by this Agreement, and shall provide ST and such representatives reasonable access during regular business hours and upon reasonable notice to the properties, books and records of the Disk Drive Business as ST may from time to time reasonably request.

6.5    Authorisation from Others
       -------------------------

       MCUS will or will procure the MC Affiliates to:-

       (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authority or any other person required of MC to consummate the transactions contemplated hereby and by the Ancillary Documents;

       (b) provide such other information and communications to such Governmental or Regulatory Authority or other persons as ST or such Governmental or Regulatory Authority or other persons may reasonably request in connection therewith; and

       (c) co-operate with ST as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authority or other persons required of ST to consummate the transactions contemplated hereby and by the Ancillary Documents and in connection with the voluntary notice to CFIUS (as defined in Section 15.14). MCUS will provide prompt notification to ST when any such consent, approval, action, filing or notice referred to in Section 6.5(a) is obtained, taken, made or given, as applicable, and will advise ST of any communications (and, unless precluded by law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other person regarding any of the transactions contemplated by this Agreement or any of the Ancillary Documents.

6.6    HSR Filings
       -----------

       In addition to and not in limitation of MCUS's covenants contained in
       Section 6.5, MCUS will:-

       (a) take promptly all actions necessary to make the filings required or MC under the HSR Act (as defined in Section 15.14);

       (b) comply at the earliest practicable date with any request for additional information received by MC from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act; and

       (c) co-operate with ST in connection with ST's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general and CFIUS under the Exon-Florio Amendment (as defined in Section 15.14) of the transactions contemplated by this Agreement and by the Ancillary Documents and, in connection therewith, provide CFIUS with such information concerning the transactions contemplated by this Agreement and the Ancillary Documents as is reasonably necessary or desirable.

6.7    Consummation of Agreement
       -------------------------

       MCUS and ST Chatsworth shall use their reasonable efforts and due diligence to satisfy all conditions to the Closing to the end that the transactions contemplated by this Agreement shall be fully carried out.

6.8    Relationships with Customers and Suppliers
       ------------------------------------------

       MCUS shall and shall procure the MC Affiliates to use their best efforts to keep available until the Closing its key employees and shall not make any material variation to the terms and conditions of employment of such employees and to maintain its relationship with material customers, distributors and suppliers and other persons having material business dealings with it such that the Disk Drive Business will not be impaired.

6.9    Defective Disk Drives
       ---------------------

       MCUS shall notify ST Chatsworth on a weekly basis of the number of disk drives that are returned by customers for after-sales service or to meet warranty claims or the subject of complaint by customers and a reasonably detailed description of the reason for the return of the disk drives.

6.10   Stock Verification
       ------------------

       MCUS shall conduct a joint stock verification exercise with ST Chatsworth of the Machinery and Equipment and Inventory as of the Closing Date. Provided that the stock verification exercise shall not in any way relieve or discharge MCUS from any liability for breach of warranty or otherwise which would have arisen under this Agreement.

6.11   Inventory for System Business
       -----------------------------

       MCUS shall ensure that at the Closing the finished goods inventory sold or transferred to or otherwise in the possession or control of its system business shall not exceed the value of US$4,000,000.

6.12   Balance Sheet For Disk Drive Business
       -------------------------------------

       MCUS shall at Closing provide ST Chatsworth with a list of the Acquired Assets owned by, belonging to or to be sold by it and the relevant MC Affiliate and the country of location of the relevant Acquired Assets.

6.13   Financial Statement of Disk Drive Business
       ------------------------------------------

       MCUS shall at Closing deliver to ST Chatsworth the audited accounts of MCUS on a consolidated basis for the twelve months ended 29 December 1995 together with all notes thereto and a division of the audited accounts between the Disk Drive Business and the system business and an analysis supporting such division.

6.14   List of Acquired Assets
       -----------------------

       On or before 1 February 1996, MCUS shall deliver to ST Chatsworth a detailed list of all the Acquired Assets together with copies of the relevant contract, agreement or document in relation thereto as ST Chatsworth may require to identify the Acquired Assets.

6.15   Accounts of Purchased Companies
       -------------------------------

       MCUS shall on or before 29 February 1996 deliver to ST Chatsworth the audited accounts of Micropolis Thailand and each of the Purchased Companies for the year ending 29 December 1995.

6.16   Inventory for Evaluation
       ------------------------

       MCUS shall obtain the written consent of ST Chatsworth prior to sending any inventory to any customer for evaluation.

6.17   Purchase of Issued Share Capital
       --------------------------------

       In relation to Micropolis Thailand and each of the Purchased Companies which ST Chatsworth has elected to purchase the issued share capital, MCUS shall not and shall ensure that without the prior written consent of ST Chatsworth:-

       (a) no dividend or other distribution will be declared, made or paid to its members;

       (b) no material change will be made in the basis of the emoluments or other terms of employment of its directors or any of its employees; and

       (c) it has not terminated the lease in relation to any of the premises where the business of the relevant companies are carried on.

7.     COVENANTS OF ST CHATSWORTH
       --------------------------

7.1    Regulatory and Other Approvals
       ------------------------------

       ST Chatsworth will:-

       (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authority or any other person required of ST Chatsworth to consummate the transactions contemplated hereby and by the Ancillary Documents;

       (b) provide such other information and communications to such Governmental or Regulatory Authority or other persons as MCUS or such Governmental or Regulatory Authority or other persons may reasonably request in connection therewith; and

       (c) co-operate with MCUS as promptly as practicable in obtaining a consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authority or other persons required of MCUS to consummate the transactions contemplated hereby and by the Ancillary Documents. ST Chatsworth will provide prompt notification to MCUS when any such consent, approval, action, filing or notice referred to in Section 7.1(a) is obtained, taken, made or given, as applicable, and will advise MCUS of any communications (and, unless precluded by law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other person regarding any of the transactions contemplated by this Agreement or any of the Ancillary Documents.

7.2    HSR Filings
       -----------

       In addition to and without limiting ST Chatsworth's covenants contained in Section 7.1, ST Chatsworth will:-

       (a) take promptly all actions necessary to make the filings required of ST Chatsworth under the HSR Act;

       (b) comply at the earliest practicable date with any request for additional information received by ST Chatsworth from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act; and

       (c) co-operate with MCUS in connection with MCUS's filing under the HSR Act and in connection with resolving any investigation or other regulatory inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general and CFIUS under the Exon-Florio Amendment of the transactions contemplated by this Agreement and by the Ancillary Documents and, in connection therewith, provide CFIUS with such information concerning the transactions contemplated by this Agreement and the Ancillary Documents as is reasonably necessary or desirable.

7.3    Maintenance of Goodwill
       -----------------------

       ST Chatsworth shall use such reasonable efforts to assist MCUS to maintain the goodwill of the Disk Drive Business, including making visits to the suppliers and customers.

8.     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ST CHATSWORTH TO CLOSE
       -----------------------------------------------------------------

       The obligation of ST Chatsworth to acquire the Acquired Assets and assume the Assumed Liabilities as contemplated hereby shall be subject to the fulfilment, on or prior to the Closing Date, unless otherwise waived, in whole or in part, in writing by ST Chatsworth, of the following conditions:-

8.1    Representations and Warranties
       ------------------------------

       The representations and warranties of MCUS set forth in Section 4 hereof shall be true and correct in all respects when made and shall be true and correct in all respects on the Closing Date as if made on and as of such date, except to the extent that such representations and warranties were made as of a specified date as to such representations and warranties the same shall continue on the Closing Date to have been true as of the specified date.

8.2    Performance of Covenants
       ------------------------

       MCUS shall have performed in all material respects all of its obligations contained in this Agreement to be performed on or prior to the Closing Date, and ST Chatsworth shall have received a certificate to such effect, executed by MCUS and dated as of the Closing Date, in form satisfactory to ST Chatsworth. Notwithstanding the provisions of Sections 8.1 and 8.2 hereof, ST Chatsworth shall be entitled to enforce, without regard to materiality, the representations, warranties, agreements, covenants and obligations which are made by MCUS herein and which are not, by their terms, qualified as to materiality.

8.3    Orders and Laws
       ---------------

       There shall not be in effect on the Closing Date any order or law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Ancillary Documents or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Ancillary Documents to ST and there shall not be pending or threatened on the Closing Date any action or proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such order or the enactment, promulgation or deemed applicability to ST or the transactions contemplated by this Agreement or any of the Ancillary Documents of any such law.

8.4    Regulatory Consents and Approvals
       ---------------------------------

       All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit ST and MCUS to perform their obligations under this Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby:-

       (a)  shall have been duly obtained, made or given;

       (b) shall be in form and substance reasonably satisfactory to ST Chatsworth;

       (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived; and

       (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including under the HSR Act, shall have occurred, including without limitation, the approval of MCUS's stockholders of the transactions contemplated hereby, and ST shall have been furnished with copies of all applicable resolutions certified by the Secretary or Assistant Secretary or other appropriate officer of MCUS.

8.5    Delivery of Certificates and Documents to ST Chatsworth
       -------------------------------------------------------

       MCUS shall have delivered, or caused to be delivered to ST Chatsworth the certificates as to the legal existence and corporate good standing of each of MCUS and the MC Affiliates and copies of their respective memorandum and articles of association, or equivalent, as amended, issued or certified by the Secretary or Assistant Secretary or other appropriate officer of MCUS (except for any jurisdiction in which the concept of good standing is inapplicable).

8.6    Exon-Florio Amendment
       ---------------------

       ST Chatsworth shall have received written notice from CFIUS of its determination pursuant to the Exon-Florio Amendment not to undertake an investigation of the transactions contemplated by this Agreement and the Ancillary Documents.

8.7    Pledge
       ------

       That the pledge in favour of the CIT Group/Business Credit Inc, over all the assets of MC and all other Liens shall be discharged to the extent that the Acquired Assets shall cease to be subject to such pledge on or prior to Closing.

8.8    Damage or Destruction
       ---------------------

       MC shall not have suffered prior to the Closing Date any loss on account of fire, flood, accident or any other calamity or casualty to an extent that would materially interfere with the conduct of the Disk Drive Business or materially impair the value of the Disk Drive Business as a going concern, regardless of whether any such loss or losses have been insured against.

8.9    Title Insurance
       ---------------

       In the event ST Chatsworth exercises the option to purchase the US Real Property, ST Chatsworth shall have received a policy of title insurance on forms of and issued by one or more title companies reasonably satisfactory to ST Chatsworth insuring the title of MCUS to the US Real Property, subject only to such exceptions as are reasonably satisfactory to ST Chatsworth, and MCUS shall have paid to such title companies all expenses and premiums of such title companies in connection with the issuance of such policies.

8.10   Completion of Due Diligence
       ---------------------------

       The completion of a due diligence investigation on each of MCUS and the MC Affiliates (including, without limitation):-

       (a) an audit of the financial condition of Micropolis Thailand and each of the Purchased Companies whose issued share capital is to be purchased by ST Chatsworth; and

       (b) a legal and financial analysis of each of MCUS and the MC Affiliates and the Acquired Assets and the Assumed Liabilities on or before Closing,

       and the result of such due diligence exercise being satisfactory to ST Chatsworth.

       Provided that if ST Chatsworth shall not have informed MCUS to the contrary on or before 29 February 1996, it shall be deemed to be satisfied with the said due diligence.

8.11   Approval of Board of Directors
       ------------------------------

       The approval by the board of directors of ST Chatsworth of the purchase or the Disk Drive Business by ST Chatsworth and the entry into this Agreement by ST Chatsworth.

9.     CONDITIONS PRECEDENT TO OBLIGATIONS OF MCUS TO CLOSE
       ----------------------------------------------------

       The obligation of MCUS to sell or procure the MC Affiliates to sell the Acquired Assets as contemplated hereby shall be subject to the fulfilment, on or prior to the Closing Date, unless otherwise waived in writing by MCUS of the following conditions:-

9.1    Approval of Board of Directors
       ------------------------------

       The approval of the board of directors of MCUS of the sale of the Disk Drive Business by MCUS and the entry into this Agreement by MCUS.

9.2    Approval of MCUS Stockholders
       -----------------------------

       The stockholders of MCUS shall have approved the transactions contemplated hereby.

9.3    Delivery of Certificates and Documents to MCUS
       ----------------------------------------------

       ST Chatsworth shall have delivered, caused to be delivered, to MCUS the certificates as to the legal existence and corporate good standing of ST Chatsworth and the ST Affiliate and copies of their respective memorandum and articles of association or equivalent, as amended, issued or certified by the Secretary or Assistant Secretary or other appropriate officer of ST Chatsworth or the ST Affiliate as appropriate (except for any of such entities organised under the laws of a jurisdiction in which the concept of good standing is inapplicable).

9.4    Exon-Florio Amendment
       ---------------------

       ST Chatsworth shall have received written notice from CFIUS of its determination pursuant to the Exon-Florio Amendment not to undertake an investigation of the transactions contemplated by this Agreement and the Ancillary Documents.

9.5    Orders and Laws
       ---------------

       There shall not be in effect on the Closing Date any order or law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Ancillary Documents or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Ancillary Documents to MCUS and there shall not be pending or threatened on the Closing Date any action or proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such order or the enactment, promulgation or deemed applicability to MCUS or the transactions contemplated by this Agreement or any of the Ancillary Documents of any such law.

9.6    Regulatory Consents and Approvals
       ---------------------------------

       All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit MC and ST to perform their obligations under this Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby:-

       (a)  shall have been duly obtained, made or given;

       (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived; and

       (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including under the HSR Act, shall have occurred.

10.    CERTAIN RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING
       ----------------------------------------------------

10.1   Survival of Representations, Warranties, Agreements, Covenants and
       ------------------------------------------------------------------
       Obligations
       -----------

       All representations, warranties, agreements, covenants and obligations herein or in any exhibit, schedule, certificate or financial statement delivered by any party to another party incident to the transactions contemplated in this Agreement or in any Ancillary Document shall be deemed to have been relied upon by the other party, shall survive the execution and delivery of this Agreement, any investigation made by any party hereto, and the sale and purchase of the Acquired Assets and payment therefor.

10.2   Further Assurances
       ------------------

       From time to time after the Closing and without further consideration, the parties will execute and deliver, or arrange for the execution and delivery of, such other instruments of conveyance and transfer and take such other action or arrange for such other actions as the other parties may reasonably request in order to evidence the consummation of the transactions contemplated hereby and to further effectuate the transactions contemplated by this Agreement.

10.3   Publicity and Disclosures
       -------------------------

       No press release or any public disclosure, either written or oral, of the transactions contemplated by this Agreement shall be made without the prior knowledge and written consent of MCUS and ST Chatsworth, provided that either MCUS or ST Chatsworth may make such disclosures as are required by law or the rules and regulations of any stock exchange on which their shares are quoted after notice to, and, to the extent practicable, consultation with, the other.

10.4   Further Co-operation of the Parties
       -----------------------------------

       (a) MCUS and ST Chatsworth agree to use their reasonable efforts and cooperate in good faith to secure the transfer to ST or the re-issuance or issuance in the name of ST of all consents, licences and permits required under applicable law or regulation, federal, state and local or necessary to the ownership of the Acquired Assets or the operation of the Disk Drive Business.

       (b) After Closing, ST Chatsworth shall at the request of MCUS provide MCUS access to the records and books sold and transferred herein to ST Chatsworth for the purpose of enabling MCUS to prepare and file its tax returns and to comply with other regulatory requirement.

10.5   Consents of Third Parties
       -------------------------

       To the extent that any transfer or assignment of any Acquired Assets or Assumed Contract to be transferred and assigned to ST as provided herein shall require the consent of the other party thereto, or of any other person or governmental or other authority, and such consent is not obtained, then as between MC and such other party, person or authority this Agreement shall not constitute an agreement to assign the same unless and until such consent shall have been obtained. MCUS agrees that, at the request of ST, they will use their best efforts, before and after Closing, to obtain and deliver the consent of the other parties and the approvals of other persons or authorities, to the extent necessary, to the assignment of all such contracts, leases, licences, commitments or rights to ST. Until such consent or approval is obtained, MCUS, at their expense, shall or shall procure the MC Affiliates to either act as ST's agent in order to obtain for it the benefits thereunder or will co-operate with ST in any reasonable arrangement designed to provide for ST all benefits under such contracts, leases, licenses, commitments or rights and, to the extent ST obtains the benefit of any such Acquired Assets or Assumed Contract, ST shall perform its obligations with respect thereto.

10.6   Mail Received after Closing
       ---------------------------

       (a) In the event that ST receives after the Closing any mail or other communications addressed to MC, ST may open such mail or other communications and deal with the contents thereof in its discretion to the extent that such mail or other communications and the contents thereof relate to any of the Acquired Assets or to any of the Assumed Liabilities, including the right to endorse without recourse the name of MC on any cheque received by ST with respect to the Acquired

            Assets, and to deal with the proceeds in accordance with the terms of this Agreement. ST agrees to deliver or cause to be delivered to MC all other mail and the contents thereof which does not relate to the Acquired Assets or the Assumed Liabilities, including any amounts received by ST on or after the Closing Date not in respect of Acquired Assets or Assumed Liabilities. If any cheque or other evidence of indebtedness endorsed by ST represents a payment not on account of an Acquired Asset or Assumed Liability, ST shall pay MC on the date ST receives payment the amount of such payment.

       (b) In the event that MC receive after the Closing Date any mail or other communications addressed to MC which relates to any of the Acquired Assets or the Assumed Liabilities, MCUS shall or shall procure the MC Affiliates to promptly deliver or cause to be delivered all such mail or other written communication and the contents thereof to ST. MCUS agrees to co-operate with ST and to make arrangements reasonably necessary in order to properly deal with cheques addressed to MC but which belong to ST pursuant to this Agreement, and to properly direct the proceeds thereof to ST.

10.7   Employment of Business Employees by ST
       --------------------------------------

       (a) ST Chatsworth or the ST Affiliate may at any time hereafter, offer employment to such of the current employees of MC employed in the Disk Drive Business as ST in its absolute discretion deems fit (such employees to whom ST shall offer employment shall hereinafter be referred to as the "Business Employees"). ST's or the ST
                                ------------------
            Affiliate's offer of employment to the Business Employees shall be on such terms as ST or the ST Affiliate in its absolute discretion deems fit. Provided that ST shall offer employment to Mr Ray Vapian and Mr Terry Atkins, such offer of employment shall be on such terms as ST in its absolute discretion deems fit and shall commence 120 days after the Closing Date or such earlier date as the parties may agree. Such Business Employees who accept such offers of employment are hereinafter referred to as "Transferred Employees." To the
                                            ---------------------
            extent assignable, MCUS shall and shall procure the MC Affiliates to assign to ST Chatsworth all confidentiality and non-compete covenants related to the Disk Drive Business of all Transferred Employees.

       (b) For injuries arising out of employment by MC prior to the Closing Date, MC shall be liable for any damages, costs, losses, expenses or liabilities including, without limitation, any workers' compensation (including benefits, medical and rehabilitation expenses and any other expenses or obligations) payable under tort, occupational health and safety laws or otherwise in respect of MC's Business Employees. ST shall be liable for any such damages, costs, losses, expenses or liabilities payable for injuries arising out of the employment of the Transferred Employees by ST on or after the Closing Date.

       (c) ST shall have no liabilities or obligations under or with respect to MC's Plans (as defined in Section 4.13).

       (d) ST shall have no liabilities or obligations with respect to MC's employees other than Transferred Employees as set out in Section 1.5(h), and MC shall be solely responsible for such other employees for all purposes, including, without limitation, any health benefit continuation, severance, redundancy or other entitlements under any applicable law.

10.8   Accounts Receivable
       -------------------

       (a) In relation to the accounts receivable related to the Disk Drive Business of MC except the Sundry Assets, ST shall render such reasonable assistance to MC in the collection of the accounts receivable, however, ST shall not be required to initiate legal proceedings or to engage a collection agent for this purpose or to terminate its business relationship with the debtor.

       (b) ST shall at the written request of MC supported by reasonable grounds, stop or suspend the sale of disk drives to any customer which has unreasonably failed to discharge its debt giving rise to the aforesaid accounts receivable of MC.

       (c) In the event within a period of 90 days after the Closing Date, any pricing policy adopted by ST Chatsworth has an adverse effect on the price protection policy of MCUS towards customers, resulting in a reduction of the aforesaid accounts receivable, ST Chatsworth will indemnify MCUS for the reduction in the aforesaid accounts receivable during the 90-day period.

10.9   Transfer Tax Liabilities
       ------------------------

       (a) ST Chatsworth shall be responsible for all documentary, stamp, sales, use, notarisation, excise, transfer or other taxes or fees payable in respect of the sale and transfer of the Acquired Assets and Assumed Liabilities including any value added tax, but excluding any income taxes payable by MC in relation to or arising from the sale of the Acquired Assets and the Assumed Liabilities (the "Transfer Tax Liabilities" or "Transfer Taxes").
             ------------------------      --------------

       (b) ST Chatsworth and MCUS shall use reasonable efforts to minimise the Transfer Tax or to recover any Transfer Taxes paid and shall cooperate with each other in such efforts and in the filing of any exemption, application, returns or reports relating to the Transfer Taxes. MCUS shall deliver on a timely basis to ST Chatsworth any documents which may be used by ST Chatsworth under applicable state or local law to support the position that the sale of any Acquired

            Assets pursuant hereto is not subject to a Transfer Tax (including resale certificates and similar documents relating to the sale of inventory for resale of property incorporated into inventory for resale), and shall promptly deliver to ST Chatsworth any other documents reasonably requested by ST Chatsworth with respect to the applicability of any Transfer Tax.

10.10  Provisions in Relation to the Name "Micropolis"
       -----------------------------------------------

       (a) MC undertakes that at no time after the Closing Date shall it or the MC Affiliates or related company use as or as part of its corporate name or as, or as part of, any trade mark, service mark or logo (whether any of the foregoing is registered or unregistered) or as or as part of any trading or business name, the name "Micropolis" or any name which is the same as, similar to or a colourable imitation of, the name "Micropolis".

       (b) Within 3 months, in the case of premises, sales literature and stationery and 6 months in the case of products, following the Closing Date, MCUS shall and shall procure the MC Affiliates or other related company to remove the "Micropolis" name or mark from its premises, products, sales literature and stationery and by the last day of the relevant period and so far as practicable during the relevant period shall delete from existing stocks of sales literature and stationery, references to the "Micropolis" name or mark by taking reasonable steps to delete the same with an ink marker so that no trace can be seen of the "Micropolis" name or mark.

       (c) Promptly after the Closing, MCUS shall and shall procure the MC Affiliates or other related company whose corporate name or title is or includes the name "Micropolis" to change the corporate name or title to remove the name "Micropolis" therefrom.

       (d) After the Closing Date, MCUS undertakes to provide ST with such assistance as may be required to enable ST or such party nominated by ST Chatsworth to register the name "Micropolis" with the relevant registry of companies and businesses or other similar or analogous body as ST may determine.

10.11  Warranty Servicing
       ------------------

       After the Closing Date, ST shall take all reasonable steps to perform, in accordance with its normal business standards, the obligations of MC to provide after-sales service or to meet warranty claims of customers in relation to inventory sold in the normal course of the Disk Drive Business by MC prior to the Closing Date, insofar as the same are required by MC's conditions of sale.

10.12  Inventory Sent for Evaluation
       -----------------------------

       In relation to the inventory delivered to customers of MC prior to the date hereof for evaluation, on the return of such inventory by the customers, ST shall return the inventory to MCUS.

10.13  AMK Leasehold
       -------------

       At the request of ST Chatsworth, Micropolis Singapore shall use its best endeavours to obtain from the lessor such extension of the lease of the AMK Leasehold as ST Chatsworth may require and upon such extension the irrevocable licence granted to ST Chatsworth to use the leasehold interest in relation to the AMK Leasehold to the exclusion of Micropolis Singapore shall be extended accordingly.

11.    INDEMNIFICATION
       ---------------

11.1   General Indemnification by MCUS
       -------------------------------

       (a) MCUS agrees to indemnify and hold each of ST Chatsworth and the ST Affiliates and their respective officers, directors, affiliates, employees and agents (individually a "ST Indemnified Party" and
                                                  --------------------
            collectively the "ST Indemnified Parties"), harmless from and
                              ----------------------
            against any damages, liabilities, losses and expenses and any claims by third persons (including, without limitation, reasonable solicitors' fees, amounts paid in settlement of any claim or suit, fines, penalties or interest, of any kind or nature whatsoever including loss of profits and/or consequential damages) ("Loss" or
                                                                      ----
            "Losses"), which may be sustained or suffered by an ST Indemnified
             ------
            Party arising out of or by reason of:-

            (i) a breach of any representation or warranty of MCUS made in this Agreement, the Disclosure Schedule or any Ancillary Document;

            (ii) any failure to perform any agreement or covenant of MCUS in this Agreement or in any Ancillary Document to be performed or complied with; and

            (iii)  any liability of MCUS that is not an Assumed Liability.

       (b) Provided that no claim shall be made in respect of the aforesaid indemnity by the ST Indemnified Parties unless notice shall have been given by ST Chatsworth to MCUS within 12 months following Closing in the case where the claim relates to the Acquired Assets and the Assumed Liabilities (except Micropolis Thailand and the Purchased Companies where ST Chatsworth has elected to purchase the issued share capital thereof) and 24 months following Closing in the case where the claim relates to Micropolis Thailand and the Purchased Companies where ST Chatsworth has elected to purchase the issued share capital thereof.

       (c) The maximum aggregate liability of MCUS for all claims in respect of the aforesaid indemnity shall not exceed the Purchase Price.

       (d) No claim shall be made in respect of the aforesaid indemnity unless the aggregate amount of all such claims exceeds US$100,000.

11.2   Environmental Indemnification by MCUS
       -------------------------------------

       MCUS agrees to indemnify and hold each of the ST Indemnified Parties harmless from and against any Losses including any claim by third persons (including, without limitation, any foreign, provincial, state or local agency having jurisdiction over environmental matters or Environmental
       Laws) (including, without limitation, reasonable solicitors' fees, amounts paid in settlement of any claim or suit and costs of clean-up, restoration, remediation or removal required under Environmental Laws) which may be sustained or suffered by any of the ST Indemnified Parties arising out of or by reason of:-

       (a)  any environmental matters disclosed in the Disclosure Schedule;

       (b)  any of the following occurring prior to the Closing Date;

            (i) generation, use, treatment, handling, storage or disposal, or arrangement for the treatment, handling, storage or disposal, of Hazardous Materials on, or release of Hazardous Materials to or from, the Real Property permitted, taken or made by any person whomsoever, whether or not in compliance with Environmental Laws then in force;

            (ii) the removal of Hazardous Materials from the Real Property and/or the ultimate disposition of such Hazardous Materials, by any person whomsoever, whether or not in compliance with Environmental Laws then in force;

            (iii) the use of the Real Property by any person whomsoever in such a manner as to cause a violation of any Environmental Laws or to potentially give rise to any liability or obligation for the remediation or restoration of the Real Property or any other affected property, or for the treatment, storage, removal, disposal, release or arrangement for removal or disposal or transportation of any Hazardous Materials;

            (iv) any violation of Environmental Laws in relation to the Real Property;

            (v) the failure by any person to obtain, maintain current, and comply with the terms and conditions of, all permits, approvals, licenses and other authorisations and renewals thereof, required by the Environmental Laws for the use and operation of the Real Property; and

            (vi) the exposure of employees of any owner, operator or lessees of the Real Property to Hazardous Materials on or in relation to the Real Property.

       The obligations of MCUS under this Section 11.2 shall survive indefinitely.

11.3   Notice and Defence of Claim
       ---------------------------

       (a) In the event that any party shall incur or suffer any Losses in respect of which indemnification may be sought by such party pursuant to the provisions of this Section 11, the party seeking to be indemnified hereunder (the "Indemnified Party") shall assert a
                                           -----------------
            claim for indemnification by written notice (a "Notice") to the
                                                            ------
            party from whom indemnification is sought (the "Indemnifying Party")
                                                            ------------------
            stating the nature and basis of such claim. In the case of Losses arising by reason of any third party claim, the Notice shall be given within sixty (60) days of the filing or other written assertion of any such claim against the Indemnified Party, but the failure of the Indemnified Party to give the Notice within such time period shall not relieve the Indemnifying Party of any liability that the Indemnifying Party may have to the Indemnified Party except to the extent that the Indemnifying Party is actually prejudiced thereby.

       (b) The Indemnified Party shall provide to the Indemnifying Party on request all information and documentation reasonably necessary to support and verify any Losses which the Indemnified Party believes give rise to a claim for indemnification hereunder and shall give the Indemnifying Party reasonable access to all premises (including the Real Property), books, records and personnel in the possession or under the control of the Indemnified Party which would have bearing on such claim.

       (c) In the case of any claims for which indemnification is sought, the Indemnified Party shall have the option:-

            (i) to conduct and control or cause the Indemnifying Party to conduct and control any proceedings or negotiations in connection therewith; and

            (ii) to perform and control or direct or cause the Indemnifying Party to perform and control or direct the performance of activities required, including remedial activities, under Environmental Laws.

            The parties agree to cooperate fully with one another in connection with the matters set out in this Section 11.3(c).

       (d) Notwithstanding anything in this Agreement to the contrary, MCUS shall be responsible for any liability or obligation as a result of ST's failure to comply with applicable law in connection with the ownership or operation of the Disk Drive Business by ST after the Closing if the Disk Drive Business is owned or operated after the Closing in the manner owned or operated prior to Closing except that MCUS shall be responsible for such on-going failure to comply until the earlier of:-

            (i)    the first anniversary of the Closing Date; or

            (ii) the date upon which ST obtains actual knowledge that such manner of operation is in violation of applicable law.

11.4   No Tax Effect; Insurance
       ------------------------

       (a) Indemnification for Losses payable pursuant to the indemnification provisions in this Section 11 shall be on a dollar for dollar basis and shall be determined without regard to deductibility for tax purposes or other tax benefits to the Indemnified Party or any other person or entity resulting therefrom.

       (b) The Indemnifying Party shall make any indemnification payments determined to be payable to the Indemnified Party hereunder promptly after such determination is made, without delay, and without regard to any expectation that the Indemnified Party will recover insurance proceeds as a direct result of the matter giving rise to the claim for which indemnification payments are to be made. The Indemnified Party shall have no obligation whatsoever to seek to recover or make a claim for insurance proceeds as a result of any matter giving rise to an indemnification claim of the Indemnified Party against the Indemnifying Party. Notwithstanding the foregoing, if the Indemnified Party receives any insurance proceeds as a direct result of the matter giving rise to any indemnification claim of the Indemnified Party prior to the date upon which the Indemnifying Party is given notice of the claim, the Indemnifying Party's indemnification obligation with respect to such claim shall be reduced by the amount of any such insurance proceeds actually received by the Indemnified Party. If the Indemnified Party receives any insurance proceeds as a direct result of the matter giving rise to any indemnification claim of the Indemnified Party against the Indemnifying Party after the

            Indemnifying Party has paid such indemnification claim to the Indemnified Party, then the Indemnified Party shall promptly turn over my such insurance proceeds received to the Indemnifying Party to the extent of the payments made by the Indemnifying Party to the Indemnified Party on the claim.

12.    TERMINATION OF AGREEMENT
       ------------------------

12.1   Termination
       -----------

       At any time prior to the Closing Date, this Agreement may be terminated:-

       (a)  by the written agreement of ST Chatsworth and MCUS;

       (b) by MCUS if there has been a material misrepresentation, breach of warranty or breach of covenant by ST Chatsworth in its representation, warranties and covenants set forth herein and such breach results in a failure to satisfy a condition to MCUS's obligation to consummate the transactions provided herein;

       (c) by ST Chatsworth if there has been a material misrepresentation, breach of warranty or breach of covenant by MCUS in their representations, warranties and covenants set forth herein and such breach results in a failure to satisfy a condition to ST Chatsworth's obligation to consummate the transactions provided herein;

       (d) by MCUS if the conditions stated in Section 9 have not been satisfied on or prior to the Closing Date; or

       (e) by ST Chatsworth if the conditions stated in Section 8 have not been satisfied on or prior to the Closing Date.

12.2   Effects of Termination
       ----------------------

       If this Agreement shall be terminated as above provided, all obligations of the parties hereunder shall terminate without liability of any party to the other whether for costs, damages or otherwise; provided however, that termination pursuant to Section 12.1(b) or (c) by reason of a knowing and wilful breach by ST Chatsworth or MCUS of its representations and warranties or covenants shall not relieve the breaching party from any liability to the other party hereto.

12.3   Right to Proceed
       ----------------

       Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Section 8 have not been satisfied at or prior to the Closing, ST Chatsworth shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Section 9 have not been satisfied at or prior to the Closing, MCUS may determine to proceed with the transactions contemplated hereby without waiving any of their rights hereunder.

13.    MCUS's NON-COMPETITION COVENANTS
       --------------------------------

13.1   Non-Competition of MCUS
       -----------------------

       MCUS covenants and agrees with each of ST Chatsworth and each of the ST Affiliates that it and the MC Affiliates and other affiliates which are controlled by or under common control with MCUS and/or the MC Affiliates will not without the prior written consent of ST, directly or indirectly, anywhere within the world (the "Territory"), during the period
                                       ---------
       commencing on the Closing Date and expiring on the fifth (5th) anniversary of the Closing Date (the "Restrictive Period"):-
                                             ------------------

       (a) form, acquire (except for the ownership of less than five (5%) percent of the issued and outstanding capital stock of a publicly traded company), finance, assist, support, provide premises, facilities, goods or services to, or become associated in any capacity or to any extent, directly or indirectly with, an enterprise which is substantially similar to, as to types of customers or products or otherwise competitive with the Disk Drive Business of MC as heretofore conducted (a "Competing Business")
                                                       ------------------
            provided that the foregoing shall not prohibit MC from engaging in transactions with parties which conduct a Competing Business so long as such transactions with such parties are not directly or indirectly connected with such other parties Competing Business;

       (b) interfere with or attempt to interfere with or induce or attempt to induce any Transferred Employee to leave the employ of ST or any of it affiliates, or violate the terms of their contract with any of them;

       (c)  cause or attempting to cause:-

            (i) any client, customer or supplier of the Disk Drive Business to terminate or materially reduce its business with ST, or

            (ii) any officer, employee or consultant of ST engaged in the Disk Drive Business to resign or sever a relationship with ST; or

       (d) disclose (unless compelled by judicial or administrative process) or using any confidential or secret information relating to the Disk Drive Business or any client, customer or supplier of the Disk Drive Business.

13.2   Injunctive Relief
       -----------------

       The parties hereto acknowledge and agree that the breach by MCUS and the MC Affiliates of the restrictive covenant contained in Section 13.1 would cause irreparable injury to each of ST Chatsworth and/or each of the ST Affiliates or any of them and that the remedy at law for any such breach would be inadequate, and MCUS agrees and consents that, in addition to any other available remedy, temporary and permanent injunctive relief may be granted in any proceeding which may be brought by ST or any ST Affiliate to enforce such restrictive covenant without necessity of proof that any other remedy at law is adequate.

13.3   Enforcement
       -----------

       ST Chatsworth and MCUS intend that the covenants of Section 13.1 shall be deemed to be a series of separate covenants, one for each country or province of each and every state, territory or jurisdiction of, each country included within the Territory and one for each month of the Restrictive Period. If, in any judicial proceeding, a court shall refuse to enforce any of such covenants, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be in force for such lesser period of time as shall be deemed reasonable and not excessive by such court.

14.    NON-DISCLOSURE COVENANTS
       ------------------------

14.1   Non-Disclosure of Information by MCUS
       -------------------------------------

       It is understood that the Disk Drive Business acquired by ST hereunder is of a confidential nature. MCUS agrees that it will and will procure that the MC Affiliates will never divulge or appropriate to their own use, or to the use of any third party, any Confidential Information (as hereinafter defined).

14.2   Definition of Confidential Information
       --------------------------------------

       As used in this Section 14 and elsewhere in this Agreement, the term "Confidential Information" means the following oral or written
        ------------------------
       information relating to the business operations and affairs of the Disk Drive Business of MC including know-how, technology, inventions, designs, methodologies, trade secrets, patents, secret processes and formula, information and data relating to the development, research, testing, manufacturing, marketing, sale, distribution and use of products, sources of supplies, budgets and strategic plans, the identity and special need of customers, plants and other properties, provided that the term "Confidential Information" shall not include:-

       (a) any such information that can be shown to have been in the public domain or generally known or available to customers, suppliers or competitors of ST through no breach of the provisions of this
            Section 14 or other non-disclosure covenants;

       (b) any such information that rightfully comes into the receiving party's possession after the Closing Date, without violation of the provisions of this Section 14 or other non-disclosure covenants; and

       (c) any such information that was independently developed after the Closing Date by the receiving party without violation of the provisions of this Section 14 or other non-disclosure covenants; and

       provided further that MC may retain and use Confidential Information to the extent it relates to any business of MC other than the-Disk Drive Business.

14.3   Injunctive Relief
       -----------------

       The parties hereto acknowledge and agree that the breach by MCUS and the MC Affiliates and employees of the restrictive covenant contained in
       Section 14.1 would cause irreparable injury to each of ST Chatsworth and/or each of the ST Affiliates or any of them and that the remedy at law for any such breach would be inadequate, and MCUS agrees and consents that, in addition to any other available remedy, temporary and permanent injunctive relief may be granted in any proceeding which may be brought by ST or any ST Affiliate to enforce such restrictive covenant without necessity of proof that any other remedy at law is adequate.

15.    MISCELLANEOUS
       -------------

15.1   Expenses
       --------

       ST Chatsworth and MCUS shall pay the fees and expenses of their respective accountants and legal advisors incurred in connection with the transactions contemplated by this Agreement, except as otherwise provided in Section 3.

15.2   Notices
       -------

       Any notice or other communication required or permitted to be given to any party hereunder shall be in writing and shall be given to such party at such party's address set forth below or such other address as such party may hereafter specify by notice in writing to the other party. Any such notice or other communication shall be addressed as aforesaid and given (and shall be deemed to have been duly given upon receipt) by:-

            (a)    registered air mall;

            (b)    hand delivery;

            (c)    reputable overnight courier; or

            (d)    facsimile transmission.

            To MCUS:               21211 Nordhoff St.
                                   Chatsworth, CA 91311
                                   United States of America
                                   Fax:  1 (818) 709 3302

            To ST Chatsworth:      83 Science Park Drive
                                   #01-01/02 The Curie
                                   Singapore Science Park
                                   Singapore 118258
                                   Fax:  65 775 3233

15.3   Waiver
       ------

       The failure of any party hereto at any time or times hereafter to exercise any right, power, privilege or remedy hereunder or to require strict performance by the other or another party of any of the provisions, terms or conditions contained in this Agreement or in any other document, instrument or agreement contemplated hereby or delivered in connection herewith shall not waive, affect, or diminish any right, power, privilege or remedy of such party at any time or times thereafter to demand strict performance thereof; and, no rights of any party hereto shall be deemed to have been waived by any act or knowledge of such party, or any of its agents, officers or employees, unless such waiver is contained in an instrument in writing, signed by such party. No waiver by any party hereto of any of its rights on any one occasion shall operate as a waiver of any of its other rights or any of its rights on a future occasion.

15.4   Bulk Sales Act
       --------------

       The parties hereby waive compliance with the bulk sales act or comparable statutory provisions of each applicable jurisdiction. MCUS shall indemnify ST and its officers, directors, employees and agents in respect of, and hold each of them harmless from and against, any and all losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to the failure of MCUS to comply with the terms of any such provisions applicable to the transactions contemplated by this Agreement.

15.5   Section Headings
       ----------------

       The Section headings in this Agreement are for convenience of reference only and shall not be deemed to be a part of this Agreement or to alter or affect any provisions, terms or conditions contained herein.

15.6   Exhibits and Schedules
       ----------------------

       Any exhibits, schedules, financial statements and other documents referenced herein shall be deemed to be attached hereto and made a part hereof.

15.7   Severability
       ------------

       Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any portion of this Agreement is declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement which shall continue in full force and effect as if this Agreement has been executed with the invalid portions thereof deleted. Furthermore, the entirety of this Agreement shall continue in full force and effect in all other jurisdictions.

15.8   Entire Understanding
       --------------------

       This Agreement sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof and merges any and all discussions, negotiations, letters of intent or agreements in principle between them. None of the parties shall be bound by any conditions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein, or as duly set forth on or subsequent to the date hereof in writing and signed by a duly authorised officer of the party to be bound thereby.

15.9   Binding Effect
       --------------

       This Agreement shall be binding upon and shall inure to the exclusive benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns. Except as otherwise expressly provided in this Agreement, this Agreement is not intended to, nor shall it, create any rights in any other person.

15.10  Governing Law
       -------------

       This Agreement is and shall be deemed to be a contract entered into and made pursuant to the laws of Singapore, and shall in all respects be governed, construed, applied and enforced in accordance with the laws of Singapore.

15.11  Choice of Forum and Consent to Jurisdiction
       -------------------------------------------

       Each party hereby irrevocably submits to the exclusive jurisdiction of the district or state court of California in any action, suit or proceeding arising out of or relating to this Agreement or any of the Ancillary Documents or any of the transactions contemplated hereby or thereby, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 15.11 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of California other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

15.12  Assignability
       -------------

       Except as set forth in this Section 15, neither this Agreement nor any rights or obligations hereunder are assignable by MCUS or ST Chatsworth. Rights of ST Chatsworth under this Agreement are assignable in part or wholly to any affiliate of ST Chatsworth and any assignee of ST Chatsworth shall succeed to and be possessed of the rights of ST Chatsworth hereunder to the extent of the assignment made, provided, however, that any such assignment by ST Chatsworth shall not relieve ST Chatsworth of its obligations hereunder and any assignee of ST shall also assume any of the obligations of ST Chatsworth hereunder. In addition, after the Closing, ST Chatsworth may assign all or any part of its rights and/or obligations under this Agreement to any person who acquires substantially all of the assets of the Disk Drive Business from ST Chatsworth.

15.13  Counterparts; Delivery by Facsimile
       -----------------------------------

       This Agreement may be executed in counterparts and by each party hereto on a separate counterpart, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

15.14  Certain Definitions
       -------------------

       For the purposes of this Agreement:-

       (a)  an "affiliate" of any specified natural persons shall mean and
                ---------
            include the members of such person's immediate family;

       (b)  an "affiliate" of any specified other person shall mean and
                ---------
            include any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person;

       (c)  a "person" shall mean and include any natural person, firm,
               ------
            partnership, association, corporation, limited liability company, company, unincorporated organisation, trust, public body or government or any department or agency thereof; and

       (d)  the following defined terms have the meanings indicated below:-

            "CERCLA" means the Comprehensive Environmental Response,
             ------
            Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

            "CERCLIS" means the Comprehensive Environmental Response and
             -------
            Liability Information System, as provided for by 40 C.F.R. S300.5.


            "CFIUS" means The Committee on Foreign Investments in the United
             -----
            States.

            "Environmental Claim" means, with respect to any person, any
             -------------------
            written or oral notice, claim, demand or other communication (collectively, a "claim") by any other person alleging or asserting such person's liability for investigatory costs, cleanup costs, Governmental or Regulatory Authority response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from:-

            (a) the presence, or release into the environment, of any Hazardous Material at any location, whether or not owned by such person; or

            (b) circumstances forming the basis of any violation or alleged violation, of any Environmental Law.

            The term "Environmental Claim" shall include, without limitation, any claim by any Governmental or Regulatory Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

            "Exon-Florio Amendment" means Section 721 of the Defense Production
             ---------------------
            Act of 1950, as amended, and any successor thereto and the regulations issued pursuant thereto or in consequence thereof.

            "Governmental or Regulatory Authority" means any court, tribunal,
             ------------------------------------
            arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

            "HSR Act" means Section 7A of the Clayton Act (Title II of the
             -------
            Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

            "Liens" means any mortgage, pledge, assessment, security interest,
             -----
            lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing.

            "Micropolis Limited" means the company registered in the Cayman
             ------------------
            Islands with its address c/o Roy West Trust Corporation (Cayman) Limited, Post Office Box 707, Grand Cayman, British West Indies.

            "Micropolis Thailand" means Micropolis Corporation (Thailand) Ltd
             -------------------
            with its address at 733/1-8 Phaholyothin Road, Lumlookkar Pathumthani, Thailand.

            "Micropolis Singapore" means the Singapore branch of Micropolis
             --------------------
            Limited with its address at Block 5004, Ang Mo Kio Avenue 5 #01-11, Singapore 569872.

            "NPL" means the National Priorities List under CERCLA.
             ---

            "Purchased Companies" means Micropolis GmbH, Micropolis Ltd.,
             -------------------
            Micropolis S.A.R.L., Micropolis Japan Limited and Micropolis Australia Pty. Limited.

            "ST's Accountants" means Messrs Arthur Andersen.
             ----------------

            "Taxes" means all forms of taxation, whenever created or imposed
             -----
            of any jurisdiction, and whether imposed by a local, municipal, governmental, state, federation or other body, and without limiting the generality of the foregoing, shall include income, capital-based, sales, use, ad valorem, gross receipts, license, value added, franchise, transfer, recording, withholding, payroll, employment, excise, occupation, premium, utility and property taxes, together with any deficiencies, related interest, penalties and additions to any such tax, or additional amounts imposed by any taxing authority (domestic or foreign).

            "US Dollars" and "US$" mean the lawful currency of the United
             ----------       ---
            States of America.

15.15  No Rights to Third Parties
       --------------------------

       Nothing in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the parties to this Agreement any rights or remedies under or by reason of this Agreement.

15.16  Pronouns and Plurals
       --------------------

       All pronouns used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require in the context, and the singular form of nouns, pronouns and verbs will include the plural, and vice versa, whichever the context may require.

                                  Schedule 1
                                  ----------

                                21223 Nordhoff
                                  Chatsworth
                                  California
                           United States of America

                                  Schedule 2
                                  ----------

                                21211 Nordhoff
                                  Chatsworth
                                  California
                           United States of America

                                  Schedule 3
                                  ----------

                     First, Second, Third and Fifth Storey
                        Block 5004, Ang Mo Kio Avenue 5
                                 TechPlace II
                                   Singapore

                             First to Fifth Storey
                        Block 5002, Ang Mo Kio Avenue 5
                                 TechPlace II
                                   Singapore

                                  Schedule 4
                                  ----------

                      Private Lot A14269 forming part of
              Government Survey Lots 7634, 9419, 10979 and 12500,
                     Mukim No. 18, Ang Mo Kio, Singapore.

                                  Schedule 5
                                  ----------
                            MICROPOLIS CORPORATION
                             WORLD-WIDE LOCATIONS

                                                   ADDRESS/                  START DATE
                                                   LESSOR/                    DATE END
                                                   SQ. FT.                     /TERM         MO. RENT         1995          1996
                                        --------------------------------------------------------------------------------------------

UNITED STATES                           MUSA
------------------------------------------------------------------------------------------------------------------------------------

Type: SALES OFFICE
Micropolis Corporation                  4975 PRESTON PARK BLVD., STE 320      12/15/93       $2,300.00       $27,600       $27,600
South Central District Sales Office     PLANO, TX 75093                        1/31/97
Plano, TX, USA
# of Employees:  3                      LESSOR: H.D. DELAWARE PROPERTIES, INC.
                                        SQ. FT. 2,253
Facility Leased
Branch of: Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
Type: SALES OFFICE
Micropolis Corporation                  100 CENTURY CENTER CT., #410            5/1/94       $4,212.00       $50,544       $50,544
Western Regional Sales Office           SAN JOSE, CA 95112                     4/30/98
San Jose, CA, USA
# of Employees:  7                      LESSOR: 100 HOMELAND CORP
                                        SQ. FT. 2,568      Lease Signed 3/1/94
Facility Leased
Branch of: Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
Type: SALES OFFICE                      19782 MAC ARTHUR BLVD.                  1/1/96       $1,905.00    $22,860.00            $0
Micropolis Corporation                  SUITE 320                             12/31/96
Southern Calif. District Sales Office   IRVINE, CA 92715
Irvine, CA, USA
# of Employees:  5                      LESSOR: INTEGRITY FUND II/COLTON CAPITAL
                                        SQ. FT. 1,732      Month-to-Month
Facility Leased
Branch of: Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
Type: SALES OFFICE                      1 STILES ROAD                           2/1/93       $4,350.00       $52,200            $0
Micropolis Corporation                  UNIT 303                              11/30/96
Eastern Regional OEM Sales Office       SALEM, NH
Salem, NH, USA
# of Employees:  8                      LESSOR: GUDEK ENTERPRISES REALTY TRUST
                                        SQ. FT. 3,527
Branch of: Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------

                                                   ADDRESS/                  START DATE
                                                   LESSOR/                    END DATE
                                                   SQ. FT.                     /TERM          1997                  1998       1999

------------------------------------------------------------------------------------------------------------------------------------

UNITED STATES                           MUSA
------------------------------------------------------------------------------------------------------------------------------------
Type: SALES OFFICE
Micropolis Corporation                  4975 PRESTON PARK BLVD., STE 320      12/15/93       $2,300               $0            $0
South Central District Sales Office     PLANO, TX 75093                        1/31/97
Plano, TX, USA
# of Employees:  3                      LESSOR: H.D. DELAWARE PROPERTIES, INC.
                                        SQ. FT. 2,253
Facility Leased
Branch of: Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
Type: SALES OFFICE
Micropolis Corporation                  100 CENTURY CENTER CT., #410            5/1/94      $50,544          $16,848            $0
Western Regional Sales Office           SAN JOSE, CA 95112                     4/30/98
San Jose, CA, USA
# of Employees:  7                      LESSOR:  100 HOMELAND CORP
                                        SQ. FT. 2,568       Lease Signed 3/1/94
Facility Leased
Branch of: Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
Type: SALES OFFICE                      19782 MAC ARTHUR BLVD.                  1/1/96           $0               $0            $0
Micropolis Corporation                  SUITE 320                             12/31/96
Southern Calif. District Sales Office   IRVINE, CA 92715
Irvine, CA, USA
# of Employees:  5                      LESSOR: INTEGRITY FUND II/COLTON CAPITAL
                                        SQ. FT. 1,732       Month-to-Month
Facility Leased
Branch of: Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
Type: SALES OFFICE                      1 STILES ROAD                           2/1/93           $0               $0            $0
Micropolis Corporation                  UNIT 303                              11/30/96
Eastern Regional OEM Sales Office       SALEM, NH
Salem, NH, USA
# of Employees:  8                      LESSOR: GUDEK ENTERPRISES REALTY TRUST
                                        SQ. FT. 3,527
Branch of: Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------

                                                   ADDRESS/                  START DATE
                                                   LESSOR/                    END DATE                     TOTAL FUTURE
                                                   SQ. FT.                     /TERM         THEREAFTER    COMMITMENTS
------------------------------------------------------------------------------------------------------------------------------------

UNITED STATES                           MUSA
------------------------------------------------------------------------------------------------------------------------------------
Type: SALES OFFICE
Micropolis Corporation                  4975 PRESTON PARK BLVD., STE 320      12/15/93           $0          $29,900
South Central District Sales Office     PLANO, TX 75093                        1/31/97
Plano, TX, USA
# of Employees:  3                      LESSOR: H.D. DELAWARE PROPERTIES, INC.
                                        SQ. FT. 2,253
Facility Leased
Branch of: Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
Type: SALES OFFICE
Micropolis Corporation                  100 CENTURY CENTER CT., #410            5/1/94           $0         $117,936
Western Regional Sales Office           SAN JOSE, CA 95112                     4/30/98
San Jose, CA, USA
# of Employees:  7                      LESSOR:  100 HOMELAND CORP
                                        SQ. FT. 2,568       Lease Signed 3/1/94
Facility Leased
Branch of: Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
Type: SALES OFFICE                      19782 MAC ARTHUR BLVD.                  1/1/96           $0               $0
Micropolis Corporation                  SUITE 320                             12/31/96
Southern Calif. District Sales Office   IRVINE, CA 92715
Irvine, CA, USA
# of Employees:  5                      LESSOR: INTEGRITY FUND II/COLTON CAPITAL
                                        SQ. FT. 1,732       Month-to-Month
Facility Leased
Branch of: Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
Type: SALES OFFICE                      1 STILES ROAD                           2/1/93           $0               $0
Micropolis Corporation                  UNIT 303                              11/30/96
Eastern Regional OEM Sales Office       SALEM, NH
Salem, NH, USA
# of Employees:  8                      LESSOR: GUDEK ENTERPRISES REALTY TRUST
                                        SQ. FT. 3,527
Branch of: Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------


* Approximate number of employees based on 12/15/95 Manpower Report

                                      78
                                                          MICROPOLIS     1/17/96
                            MICROPOLIS CORPORATION
                             WORLD-WIDE LOCATIONS

                                             ADDRESS/                       START DATE
                                             LESSOR/                         END DATE
                                              SQ FT.                          /TERM       MO. RENT            1995           1996
                                        --------------------------------------------------------------------------------------------

Type: SALES OFFICE                      220 E. DEVON                          11/1/95     $1,325.00        $9,135.00       $15,900
North Central District Sales Office     SUITE 215                            10/31/97
Des Plaines, IL, USA                    DES PLAINES, IL
# of Employees:  3
                                        LESSOR: HIFFMAN, SHAFFER, ANDERSON, INC.
Branch of: Micropolis Corporation       SQ. FT. 1,116
                                        --------------------------------------------------------------------------------------------
                                        SUBTOTAL - US PROPERTIES                                          $1,065,819       $94,044
------------------------------------------------------------------------------------------------------------------------------------


                                             ADDRESS/                       START DATE
                                             LESSOR/                         END DATE
                                              SQ FT.                          /TERM           1997             1998            1999
                                        --------------------------------------------------------------------------------------------


Type: SALES OFFICE                      220 E. DEVON                          11/1/95            $0                $0           $0
North Central District Sales Office     SUITE 215                            10/31/97
Des Plaines, IL, USA                    DES PLAINES, IL
# of Employees:  3
                                        LESSOR: HIFFMAN, SHAFFER, ANDERSON, INC.
Branch of: Micropolis Corporation       SQ. FT. 1,116
                                        --------------------------------------------------------------------------------------------
                                        SUBTOTAL - US PROPERTIES                            $52,844           $16,848           $0
------------------------------------------------------------------------------------------------------------------------------------


                                             ADDRESS/                       START DATE
                                             LESSOR/                         END DATE                       TOTAL FUTURE
                                              SQ FT.                          /TERM          THEREAFTER     COMMITMENTS
                                        --------------------------------------------------------------------------------------------

Type: SALES OFFICE                      220 E. DEVON                          11/1/95            $0           $15,900
North Central District Sales Office     SUITE 215                            10/31/97
Des Plaines, IL, USA                    DES PLAINES, IL
# of Employees:  3
                                        LESSOR: HIFFMAN, SHAFFER, ANDERSON, INC.
Branch of: Micropolis Corporation       SQ. FT. 1,116
                                        --------------------------------------------------------------------------------------------
                                        SUBTOTAL - US PROPERTIES                                 $0          $163,736
------------------------------------------------------------------------------------------------------------------------------------



* Approximate number of employees based on 12/15/95 Manpower Report

                            MICROPOLIS CORPORATION
                              WORLD-WIDE LOCATION

                                ADDRESS/                      START DATE
                                LESSOR/                        END DATE
                                 SQ.FT.                         /TERM                MO.RENT          1995        1996      1997
                             -------------------------------------------------------------------------------------------------------

EUROPE
ENGLAND
Type: WAREHOUSE              ACRE ROAD                           10/23/86           (Pounds)5,208    $98,119    $98,119   $98,119
Micropolis Ltd.              READING                              7/7/11          AT 1.57 $/(Pounds)
Berkshire, England           BERKSHIRE                           25 years
# of Employees:  N/A         ENGLAND

Facility: Leased             LESSOR: GRIMWADE AND MORRELL
wholly owned subsidiary of:  SQ.FT. 8,000
Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
Type: SALES OFFICE           4 WORTON DRIVE                      9/21/93            (Pounds)15,583      $0      $85,629  $293,584
Micropolis Ltd.              WORTON GRANGE                       9/17/05          AT 1.57 $/(Pounds)
Berkshire, England           READING
# of Employees:  36          BERKSHIRE                           12 years       Note: 1 or 2 yrs - free
                             ENGLAND

Facility: Leased
wholly owned subsidiary of:  LESSOR: LLOYDS BANK SF NOMINEES LTD
Micropolis Corporation       SQ.FT. 34,000
------------------------------------------------------------------------------------------------------------------------------------
Type: SALES OFFICE           MICROPOLIS SARL                     12/1/87               FF10,000      $20,636       $0        $0
Micropolis S.A.R.L.          2 RUE DE BUISSON AUX FRAISES       11/30/95            AT .1876 $/FF
Massey, France               Z.1. DE LA BLONDE, 91300 MASSEY
# of Employees:  3           FRANCE

Facility: Leased             LESSOR: ACTIPIERRE
wholly owned subsidiary of:  SQ.FT.                              Cancellable every 3 years with 6 month notice
Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
Type: SALES OFFICE           MICROPOLIS GmbH                     9/1/93                DM 6,809      $53,061    $55,719  $58,501
Micropolis GmbH              BEHRINGSTRASSE 10                  8/31/98             AT .6494 $/DM
Munchen, Germany             8033 PLANEGG BEI MUNCHEN
# of Employees:  6           WEST GERMANY

                             LESSOR: HERR FRANZ BAUER
wholly owned subsidiary of:  SQ.FT. 3,600
Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
Type: SALES OFFICE           MICROPOLIS SRL                      6/1/95              IL 1,668,122    $12,395       $0        $0
Micropolis S.r.l.            VIA STEPHENSON, 43/A                5/31/96             AT IL 1,588/$
Milan, Italy                 20157 MILAN
# of Employees:  3           ITALY

Facility:  Leased            LESSOR:
wholly owned subsidiary of:
Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
Type: SALES OFFICE           MICROPOLIS A.B.                     7/1/92                SEK 5170       $9,274       $0        $0
Micropolis A.B.              APRIL VAGEN 3                                         AT 6.69 Krona/$
Jardalla, Sweden             17540 JARFALLA                    Mo. to Mo.
# of Employees:  1           SWEDEN

                             LESSOR:
wholly owned subsidiary of:  SQ.FT. 269
Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
                             TOTAL - EUROPEAN PROPERTIES                                            $193,484   $239,466  $450,203
                             -------------------------------------------------------------------------------------------------------


                                                                                                             TOTAL FUTURE
                                                              1998           1999          THEREAFTER        COMMITMENTS
                             ------------------------------------------------------------------------------------------------------
EUROPE
ENGLAND
Type: WAREHOUSE                                              $98,119        $98,119        $1,177,425        $1,569,900
Micropolis Ltd.
Berkshire, England
# of Employees:  N/A

Facility: Leased
wholly owned subsidiary of:
Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
Type: SALES OFFICE                                          $293,584       $293,584        $1,761,502        $2,727,882
Micropolis Ltd.
Berkshire, England
# of Employees:  36

Facility: Leased
wholly owned subsidiary of:
Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
Type: SALES OFFICE                                              $0             $0              $0               $0
Micropolis S.A.R.L.
Massey, France
# of Employees:  3

Facility: Leased
wholly owned subsidiary of:
Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
Type: SALES OFFICE                                           $40,949           $0              $0            $  155,168
Micropolis GmbH
Munchen, Germany
# of Employees:  6

wholly owned subsidiary of:
Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
Type: SALES OFFICE                                              $0             $0              $0               $0
Micropolis S.r.l.
Milan, Italy
# of Employees:  3

Facility:  Leased
wholly owned subsidiary of:
Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
Type: SALES OFFICE                                              $0             $0              $0               $0
Micropolis A.B.
Jardalla, Sweden
# of Employees:  1

wholly owned subsidiary of:
Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
                             TOTAL - EUROPEAN PROPERTIES    $432,651       $391,702        $2,938,927        $4,452,949
                             -------------------------------------------------------------------------------------------------------


*Approximate number of employees based on 12/15/95 Manpower Report

                                      80

                                ADDRESS/                         START DATE
                                LESSOR/                           END DATE
                                 SQ.FT.                            /TERM              MO.RENT       1995      1996        1997
                             -----------------------------------------------------------------------------------------------------

TYPE WAREHOUSE               BLK 302 UBI AVE 1 - 17 UNITS          7/1/94            S$11900           $0          $0        $0
Micropolis Limited           SINGAPORE 1440                       6/30/95          AT .685 $/S$
Singapore                                                        Mo. to Mo.
# of Employees:  N/A         LESSOR: HOUSING & DEVELOPMENT BOARD
                                    SINGAPORE
Facility: Leased
wholly owned subsidiary of:
Micropolis Corporation
-----------------------------------------------------------------------------------------------------------------------------------

                             SUBTOTAL - SINGAPORE                                               $2,785,270  $1,247,714  $616,500

                             ------------------------------------------------------------------------------------------------------


                                                                                                             TOTAL FUTURE
                                                              1998           1989          THEREAFTER        COMMITMENTS
                             ------------------------------------------------------------------------------------------------------
TYPE WAREHOUSE                                                 $0             $0               $0                 $0
Micropolis Limited
Singapore
# of Employees:  N/A

Facility: Leased
wholly owned subsidiary of:
Micropolis Corporation
-----------------------------------------------------------------------------------------------------------------------------------

                             SUBTOTAL - SINGAPORE           $616,500      $616,500       $15,412,500       $21,294,983
                             ------------------------------------------------------------------------------------------------------


*Approximate number of employees based on 12/15/95 Manpower Report

                                                      MICROPOLIS CORPORATION
                                                       WORLD-WIDE LOCATIONS

                                               ADDRESS/                  START DATE
                                               LESSOR/                    END DATE
                                               SQ. FT.                     /TERM           MO. RENT              1995
------------------------------------------------------------------------------------------------------------------------------------

                                        SUBTOTAL - SINGAPORE                                                    $52,200
------------------------------------------------------------------------------------------------------------------------------------

TAIWAN

Type: SALES OFFICE                      MICROPOLIS CORP.                   9/1/94         NT$ 114,434           $33,534
Asia/Pacific Sales Headquarters         (TAIWAN BRANCH)                   8/31/96        AT 27.30$/NT$
Micropolis Corporation                  ROOM 1111, 11F, NO. 333
Taipei, Taiwan                          KEELUNG ROAD, SEC. 1
# of Employees:  2                      TAIPEI, TAIWAN, ROC

Facility: Leased
wholly owned subsidiary of:
Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
AUSTRALIA
                                                                                            A.$6,692            $53,536
Type: SALES OFFICE                      LEVEL 21, 201 MILLER STREET                       AT 1.35S/A.$
Micropolis Corporation                  NORTH SYDNEY, NSW 2060 AUSTRALIA
North Sydney, Australia
# of Employees:  2

Facility: Leased
wholly owned subsidiary of:
Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
JAPAN
Type: SALES OFFICE                      MADRE MATSUDA BLDG. 3F-312                          Y707,797            $82,462
Micropolis Corporation                  4-13 KIO-CHO, CHIYODA-KU                           AT 103.00Y/$
Tokyo, Japan                            TOKYO, JAPAN 102
# of Employees:  2

Facility: Leased
wholly owned subsidiary of:
Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
                                        TOTAL - ASIAN PROPERTIES                                             $3,007,001
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                        TOTAL - ALL PROPERTIES                                               $4,266,305
------------------------------------------------------------------------------------------------------------------------------------


                                               ADDRESS/                  START DATE
                                               LESSOR/                    END DATE
                                               SQ. FT.                     /TERM           1996           1997           1998
------------------------------------------------------------------------------------------------------------------------------------

                                        SUBTOTAL - SINGAPORE                                $0             $0             $0
------------------------------------------------------------------------------------------------------------------------------------

TAIWAN

Type: SALES OFFICE                      MICROPOLIS CORP.                   9/1/94      $33,534             $0             $0
Asia/Pacific Sales Headquarters         (TAIWAN BRANCH)                   8/31/96
Micropolis Corporation                  ROOM 1111, 11F, NO. 333
Taipei, Taiwan                          KEELUNG ROAD, SEC. 1
# of Employees:  2                      TAIPEI, TAIWAN, ROC

Facility: Leased
wholly owned subsidiary of:
Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
AUSTRALIA

Type: SALES OFFICE                      LEVEL 21, 201 MILLER STREET
Micropolis Corporation                  NORTH SYDNEY, NSW 2060 AUSTRALIA
North Sydney, Australia
# of Employees:  2

Facility: Leased
wholly owned subsidiary of:
Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
JAPAN
Type: SALES OFFICE                      MADRE MATSUDA BLDG. 3F-312
Micropolis Corporation                  4-13 KIO-CHO, CHIYODA-KU
Tokyo, Japan                            TOKYO, JAPAN 102
# of Employees:  2

Facility: Leased
wholly owned subsidiary of:
Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
                                        TOTAL - ASIAN PROPERTIES                    $1,281,247       $616,500       $616,500
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                        TOTAL - ALL PROPERTIES                      $1,614,757     $1,119,547     $1,065,999
------------------------------------------------------------------------------------------------------------------------------------


                                               ADDRESS/                  START DATE
                                               LESSOR/                    END DATE                                   TOTAL FUTURE
                                               SQ. FT.                     /TERM           1999        THEREAFTER    COMMITMENTS
------------------------------------------------------------------------------------------------------------------------------------

                                        SUBTOTAL - SINGAPORE                                $0             $0             $0
------------------------------------------------------------------------------------------------------------------------------------
TAIWAN

Type: SALES OFFICE                      MICROPOLIS CORP.                   9/1/94           $0             $0        $33,534
Asia/Pacific Sales Headquarters         (TAIWAN BRANCH)                   8/31/96
Micropolis Corporation                  ROOM 1111, 11F, NO. 333
Taipei, Taiwan                          KEELUNG ROAD, SEC. 1
# of Employees:  2                      TAIPEI, TAIWAN, ROC

Facility: Leased
wholly owned subsidiary of:
Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
AUSTRALIA

Type: SALES OFFICE                      LEVEL 21, 201 MILLER STREET
Micropolis Corporation                  NORTH SYDNEY, NSW 2060 AUSTRALIA
North Sydney, Australia
# of Employees:  2

Facility: Leased
wholly owned subsidiary of:
Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
JAPAN
Type: SALES OFFICE                      MADRE MATSUDA BLDG. 3F-312
Micropolis Corporation                  4-13 KIO-CHO, CHIYODA-KU
Tokyo, Japan                            TOKYO, JAPAN 102
# of Employees:  2

Facility: Leased
wholly owned subsidiary of:
Micropolis Corporation
------------------------------------------------------------------------------------------------------------------------------------
                                        TOTAL - ASIAN PROPERTIES                      $616,500    $15,412,500    $21,328,517
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                        TOTAL - ALL PROPERTIES                      $1,008,202    $18,351,427    $25,945,202
------------------------------------------------------------------------------------------------------------------------------------



* Approximate number of employees based on 12/15/95 Manpower Report

                                  Schedule 6
                                  ----------


1. Leased data transmission lines from AT&T with a monthly payment of US$26,500.

2. Computer rental equipment leases from Hewlett-Packard, with a total amount to be financed of US$116,820 and monthly payments of US$3,893.61.

3. One car leasing agreement, with a remaining amount to be financed of approximately US$90,000.

4.     Leases of photocopy machines, at a monthly rate of approximately $4,500.

                                  Schedule 7
                                  ----------


1.     Distribution Agreements

2.     OEM Contracts for the sale of disk drives

3.     Spring Board Agreement

4.     Sales Agreement/Representative Agreements

5. Advertising Contracts and Contracts/Commitments for Trade shows with a total commitment of not more than US$1,000,000

6. Computer software, licence and maintenance agreements related to the purchase of the Chatsworth Corporate Assets.

                                  Schedule 8
                                  ----------


1. Deed of Assignment of Building Agreement dated 27 September 1995 between Micropolis Limited and ST Capital Limited.

2. Deed of Assignment of Building Contract dated 27 September 1995 between Micropolis Limited and ST Capital Limited.

3.     Mortgage in Escrow between Micropolis Limited and ST Capital Limited.

4. Deed of Assignment of Building Agreement between Micropolis Limited and Singapore Technologies Construction Pte Ltd.

5. Mortgage in Escrow between Micropolis Limited and Singapore Technologies Construction Pte Ltd.

6. Pledge Agreement dated 18 March 1992 between Micropolis Corporation, Micropolis Limited and The CIT Group/Business Credit, Inc.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



Seller
------


Signed by J. LARRY SMART  )
for and on behalf of      )
MICROPOLIS CORPORATION    )
in the presence of:-      )



Buyer
-----


Signed by CHEN YUK FU     )
for and on behalf of      )
ST CHATSWORTH PTE LTD     )
in the presence of:-      )

                                     C-85